Dear fellow shareholders,

It is our pleasure to invite you to CAE’s 2013 Annual Shareholder meeting (the “Meeting”) to be held on Thursday, August 8, 2013 at 10:30 a.m. (Eastern Time) at Le Centre Sheraton Montréal, 1201, boul. René-Lévesque West, 4th Floor, Montréal, Québec.

As a shareholder, you have the right to vote your shares on all items that come before the meeting including the appointment of the auditors and the election of directors. Your vote is important to us and we encourage you to exercise your right either in person at the meeting or by proxy.

In addition, CAE will hold a shareholder advisory vote on its approach to executive compensation. This Management Proxy Circular (‘‘Circular’’) contains detailed information about our philosophy and programs for executive compensation and how CAE’s Board of Directors is seeking input from shareholders on these matters.

This Circular also gives you details about all the items for consideration and how to vote. It also contains information about the nominated directors, the auditors, reports from the various committees of the Board and CAE’s corporate governance practices.

At the meeting, we will as always review our financial position, including the increased value we are delivering to shareholders, and our business operations. We will also respond to your comments and questions.

Finally, we want to thank you for your continued confidence in and support of CAE. We look forward to seeing you at this year’s meeting.

Lynton R. Wilson (signed) Chairman of the Board	Marc Parent (signed) President and Chief Executive Officer

June 13, 2013

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of CAE Inc. (“CAE”) will be held at 10:30

(Eastern Time) on Thursday, August 8, 2013 at Le Centre Sheraton Montréal, 1201, boul. René-Lévesque West, Floor,, Montréal, Québec for the purposes of:

1. receiving the consolidated financial statements for the fiscal year ended March 31, 2013, including the auditors’ report thereon;

2. electing the Directors;

3. appointing the auditors and authorize the Directors to fix their remuneration;

4. considering an advisory (non-binding) resolution on executive compensation;

5. approving a revised by-law to require advance notice by any CAE shareholder of any new nominee(s) being proposed for election to the CAE board of directors; and

6. considering such other business that properly comes before the Meeting or any adjournment thereof.

The specific details of all matters proposed to be put before the Meeting are set forth in the accompanying Management Proxy Circular.

The Board of Directors has specified that proxies to be used at the Meeting or any adjournment thereof must be deposited in Montréal with CAE or Computershare Trust Company of Canada, as agent for CAE, no later than 10:30 a.m. (Eastern Time) on August 7, 2013.

By Order of the Board,

Hartland J. A. Paterson (signed)
Vice President, Legal,
General Counsel and Corporate Secretary

Montréal, Québec
June 13, 2013

Note: If you are unable to be present personally, kindly sign and return the form of proxy in the enclosed postage-paid envelope .

WHAT’S INSIDE

LETTER FROM THE CHAIRMAN OF THE BOARD AND THE PRESIDENT AND CEO			1
NOTICE OF 2013 ANNUAL SHAREHOLDER MEETING			2
VOTING INFORMATION			4
BUSINESS OF THE MEETING			6
1	.	RECEIVING OUR FINANCIAL STATEMENTS	6
2	.	ELECTING THE DIRECTORS	6
3	.	APPOINTING THE AUDITORS	6
4	.	ADVISORY VOTE ON EXECUTIVE COMPENSATION	7
5	.	BY-LAW AMENDMENT	7
ABOUT THE NOMINATED DIRECTORS			9
DIRECTORS’ COMPENSATION			14
CORPORATE GOVERNANCE AND COMMITTEE REPORTS			16
AUDIT COMMITTEE REPORT			16
GOVERNANCE COMMITTEE REPORT			16
HUMAN RESOURCES COMMITTEE REPORT			17
EXECUTIVE COMPENSATION			19
THE BOARD OF DIRECTORS’ LETTER TO THE SHAREHOLDERS			20
COMPENSATION DISCUSSION AND ANALYSIS			22
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS			36
OTHER IMPORTANT INFORMATION			46
APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES			47
APPENDIX B – BOARD OF DIRECTORS’ MANDATE			53
APPENDIX C –GENERAL BY-LAW AMENDMENT			55

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UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS MANAGEMENT PROXY CIRCULAR IS GIVEN AS OF JUNE 12, 2013, AND ALL DOLLAR REFERENCES ARE IN CANADIAN DOLLARS.

VOTING INFORMATION

SOLICITATION OF PROXIES

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation by management of CAE Inc. (“CAE”) of proxies to be used at the Annual Meeting of Shareholders of CAE (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice of the Meeting. The solicitation will be primarily made by mail but proxies may also be solicited personally by the officers and Directors of CAE at nominal cost. The cost of solicitation will be borne by CAE.

APPOINTMENT AND REVOCATION OF PROXIES

The individuals nominated for election as directors in the enclosed form of proxy are currently Directors of CAE. Shareholders desiring to appoint some other person as their representative at the Meeting may do so either by inserting such other person’s name in the blank space provided or by completing another proper form of proxy and, in either case, delivering the completed proxy to CAE’s Corporate Secretary at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6 or to Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 no later than 10:30 a.m. (Eastern Time) on August 7, 2013.

     A proxy given pursuant to this solicitation may be revoked by instrument in writing executed by the shareholder or by his or her attorney authorized in writing, and delivered to CAE’s Corporate Secretary at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of such Meeting on the day of the Meeting, or any adjournment thereof, or in any other manner permitted by law.

VOTING OF PROXIES

The persons named in the accompanying form of proxy will vote or withhold from voting the common shares of CAE

(“Common Shares”) in respect of which they have been appointed on any ballot that may be called for in accordance with the directions of the shareholder as specified in the proxy. In the absence of such direction, such shares will be voted: (a) FOR electing the nominated Directors who are listed in this Circular; (b) FOR appointing PricewaterhouseCoopers LLP as auditors and for the authorization of the Directors to fix their remuneration; and (c) FOR approving the advisory resolution on executive compensation.

     The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of the Meeting, or other matters that may properly come before the Meeting. At the time of printing this Circular, the management of CAE knows of no such amendments, variations or other matters to come before the Meeting.

     Shareholders who are unable to attend the Meeting in person may vote by proxy in one of four ways: by telephone, by mail, on the Internet or by appointing another person to attend and vote at the Meeting on their behalf. However, certain shareholders must vote their proxy by mail. Refer to the enclosed form of proxy for instructions.

ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS

We offer our shareholders the opportunity to view management proxy circulars, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder you can choose this option by following the instructions on your form of proxy. If you hold your Common Shares through an intermediary (such as a bank or broker), please refer to the information provided by the intermediary on how to choose to view our management proxy circulars, annual reports and quarterly reports through the Internet.

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VOTING INFORMATION

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

There are 260,371,382 outstanding Common Shares as of June 12, 2013. Each shareholder is entitled to one vote for each Common Share that is registered in his or her name on the list of shareholders which is available for inspection during usual business hours at Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and at the Meeting. The list of shareholders will be prepared as of June 12, 2013, the date (the “Record Date”) fixed for determining shareholders entitled to receive notice of the Meeting.

     To the knowledge of the Directors and officers of CAE (from records and publicly filed reports), there are no persons who beneficially own or exercise control or direction over more than 10% of the Common Shares.

SHAREHOLDERS ENTITLED TO VOTE

Only holders of record of Common Shares at the close of business on the Record Date are entitled to notice of and to attend the Meeting or any adjournments thereof and to vote thereat.

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BUSINESS OF THE MEETING

1. RECEIVING OUR FINANCIAL STATEMENTS

We will place before the Meeting our financial statements, including the auditor’s report, for the year ended on March 31, 2013. The financial statements are included in our 2013 annual report and were mailed to our shareholders. They can also be accessed on CAE’s website at www.cae.com, on SEDAR at www.sedar.com, or on EDGAR at www.sec.gov.

2. ELECTING THE DIRECTORS

You will be electing a board of directors (“Board of Directors”) of 10 members. Please see About the Nominated Directors for more information. All of the individuals nominated for election as directors are currently members of the Board of Directors and each was either elected at our 2012 annual shareholders meeting held on August 9, 2012, by at least a majority of the votes cast or else was elected since that date by a vote of the CAE Board of Directors.

The CAE Board of Directors has passed a resolution establishing term limits comprising the following:

  up to two six-year periods of service, to aggregate twelve years maximum; and

  no nominee may be proposed past their attaining 72 years of age.

     The Board of Directors believes these limits, subject to reasoned exceptions, are appropriate to ensure fresh skill sets and perspectives are periodically brought to the oversight of CAE’s business. As a result of the self-imposed term limits, six of

CAE’s current directors have agreed to step down and are not being re-nominated for election in accordance with the term limits. Mr. James F. Hankinson has been exempted by resolution of the Board of Directors from the twelve-year service limit as part of the planned succession for CAE’s current Chairman of the Board of Directors, Mr. Lynton R. Wilson, who is not standing for re-election this year.

Under the articles of CAE, the Board of Directors may consist of a minimum of three and a maximum of twenty-one Directors. The Directors are to be elected annually as provided in CAE’s by-laws. Each Director will hold office until the next annual meeting or until his or her successor is duly elected unless his or her office is earlier vacated in accordance with the bylaws. In accordance with the by-laws, the Board of Directors has fixed the number of Directors to be elected at the Meeting at ten.

     If any of the nominees identified below in the section About the Nominated Directors is for any reason unavailable to serve as a Director, proxies in favour of management will be voted for another nominee, at the proxyholder’s discretion, unless the shareholder has specified in the proxy that his or her Common Shares are to be voted for another nominee or are to be withheld from voting in the election of Directors.

     Any nominee for Director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her resignation to the Chairman of the Governance Committee following certification of the shareholder vote. The Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board will act following the Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In deciding whether to accept the tendered resignation, the Board will consider the factors considered by the Governance Committee and any additional information and factors the Board believes to be relevant. The Board’s decision will be publicly disclosed.

3. APPOINTING THE AUDITORS

The Board, on recommendation by the Audit Committee, proposes that PricewaterhouseCoopers LLP, Chartered Accountants, Montréal, Québec (“PwC”) be re-appointed as auditors of CAE to hold office until the close of the next annual meeting of shareholders and that the Directors of CAE be authorized to fix their remuneration. PwC has served as auditors of CAE since 1991.

AUDITOR INDEPENDENCE

PwC provides tax, financial advisory and other audit-related services to CAE and its subsidiaries. The Audit Committee of

CAE’s Board of Directors has considered and concluded that the provision of these services by PwC is compatible with maintaining PwC’s independence. The Audit Committee’s policy requires pre-approval of all audit and non-audit services

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provided by the external auditor above a specified level. The following chart shows all fees paid to PwC by CAE and its subsidiaries in the most recent and prior fiscal year.

FEE TYPE	2013	2012
	($MILLIONS)	($ MILLIONS)
1. Audit services	2.9	2.5
2. Audit-related services	0.3	0.3
3. Tax services	0.6	0.3
Total	3.8	3.1

1. Audit fees are comprised of fees billed for professional services for the audit of CAE’s annual financial statements and services that are normally provided by PwC in connection with statutory and regulatory filings, including the audit of the internal controls and financial reporting as required by the U.S. Sarbanes-Oxley Act of 2002 (‘‘SOX’’) and the equivalent rules adopted by the Canadian Securities Administrators.

2. Audit-related fees are comprised of fees relating to work performed in connection with CAE’s acquisitions, translation and other miscellaneous accounting-related services.

3.	Tax fees are related to tax compliance support.
4.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

As more fully detailed in the ‘‘Executive Compensation letter to the Shareholders’’ and ‘‘Compensation Discussion and Analysis’’ sections, CAE’s executive compensation philosophy and programs are based on the fundamental principle of pay-for-performance to align the interests of our executives with those of our shareholders. This compensation approach allows CAE to attract and retain high-performing executives who will be strongly incented to create value for CAE’s shareholders on a sustainable basis. As a shareholder you are asked to consider the following resolution: ‘‘Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the approach to executive compensation disclosed in this Management Proxy Circular’’.

Because your vote is advisory, it will not be binding upon the Board. However, the HR Committee will review and analyse the results of the vote and take into consideration such results when reviewing executive compensation philosophy and programs.

The Board of Directors recommends that shareholders vote FOR the resolution set out above.

If a majority of the shares represented in person or by proxy at the Meeting are voted against the above non-binding advisory resolution, the Chairman of the Board or the Chairman of the HR Committee will oversee a process to engage with shareholders with a view to giving shareholders the opportunity to express their specific concerns. The Board of Directors and the HR Committee will consider the results of this process and, if appropriate, review the Company’s approach to executive compensation in the context of shareholders’ specific concerns.

5. BY-LAW AMENDMENT

On June 13, 2013, the Board adopted new section 10.14 of the CAE General By-Law, which requires that advance notice be given to CAE in circumstances where nominations of persons for election as a director of CAE are made by shareholders other than pursuant to: (i) a requisition of a meeting made pursuant to the provisions of the Canada Business Corporations Act (“CBCA”); or (ii) a shareholder proposal made pursuant to the provisions of the CBCA.

Among other things, new section 10.14 of the CAE General By-Law fixes a deadline by which shareholders must submit a notice of director nominations to CAE prior to any annual or special meeting of shareholders where directors are to be elected and sets forth the information that a shareholder must include in the notice for it to be valid.

In the case of an annual meeting of shareholders, notice to CAE must be given no less than 30 nor more than 65 days prior to the date of the annual meeting provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be given no later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to CAE must be given no later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

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New section 10.14 of the CAE General By-Law will allow CAE to receive adequate prior notice of director nominations, as well as sufficient information on the nominees. CAE will thus be able to evaluate the proposed nominees’ qualifications and suitability as directors. It will also facilitate an orderly and efficient meeting process.

At the Meeting, shareholders will be asked to review and, if deemed appropriate, to adopt the resolution of the shareholders reproduced below to ratify new section 10.14 of the CAE General By-Law. To be adopted, this resolution must be approved by the majority of the votes cast by holders of Common Shares:

“BE IT RESOLVED:

THAT section 10.14 of the CAE General By-Law adopted by the Board of Directors of the Corporation, the full text of which is reproduced in Schedule C to the Management Proxy Circular of the Corporation dated June 13, 2013, be ratified.

THAT any Director or officer of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to do all acts and things, as such Director or officer may determine necessary or advisable to give effect to this resolution.”

Management and the Board of Directors recommend that shareholders vote in favour of the approval of this resolution. Unless contrary instructions are indicated on the form of proxy or the voting instruction form, the persons designated in the accompanying form of proxy or voting instruction form intend to vote FOR this resolution and the ratification of section 10.14 of the CAE General By-Law.

Other business

Following the conclusion of the formal business conducted at the Meeting, we will:

  provide an update on our business operations, and

  invite questions and comments from shareholders.

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ABOUT THE NOMINATED DIRECTORS

The following tables state the name of each person proposed to be nominated for election as a Director, all other positions and offices with CAE now held by him or her, if any, his or her principal occupation or employment, the period of service as a Director of CAE, his or her membership in committees of the Board of Directors and his/her attendance at meetings of such committees as well as meetings of the Board of Directors during the most recently completed financial year, as well as his or her membership of board of directors of other public companies during the last five years. The Directors’ compensation table more specifically states all amounts of compensation provided to the Directors by CAE for fiscal 2013 (“FY2013”).

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ABOUT THE NOMINATED DIRECTORS

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors[7]	8 of 10	90%	**Current**	
Corporate Governance	3 of 3	100%	Aimia Inc.	'09 – present

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[6]	Minimum Required[8]
June 12, 2013	10,000	17,892	27,892	$291,471	$300,000
June 13, 2012	10,000	13,117	23,117	$228,396	

Paul Gagné[8]
Age: 66
Senneville, Québec, Canada
Director Since: 2005
Independent[2]

Paul Gagné is a Director of various public and private companies. Mr. Gagné is the Chairman of Wajax Corporation and also serves on the Audit Committees of the boards of Ainsworth Lumber Co. Ltd. and Textron Inc. Mr. Gagné worked with Avenor Inc. from 1976 to 1997, last serving as its Chief Executive Officer. In 1998, he joined Kruger Inc., where he served as Consultant in Corporate Strategic Planning from 1998 to 2002. Mr. Gagné is a Canadian Professional Accountant.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	9 of 10	90%	**Current**	
Audit (Chairman)	4 of 4	100%	Textron Inc.	'95 – present
Human Resources	5 of 5	100%	Wajax Corporation	'96 – present
			Ainsworth Lumber Co. Ltd.	'11 – present
			Former	
			Inmet Mining Corporation	'96 – '13
			Fraser Papers Inc.	'04 – '11

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[6]	Minimum Required[8]
June 12, 2013	–	71,797	71,797	$750,279	$300,000
June 13, 2012	–	57,624	57,624	$569,325	

James F. Hankinson
Age: 69
Toronto, Ontario, Canada
Director Since: 1995
Independent[2]

James F. Hankinson is a corporate Director. He was the President and Chief Executive Officer of Ontario Power Generation Inc. from 2005 until his retirement in 2009. He has broad management experience in energy, transportation, resource and manufacturing-based businesses. Mr. Hankinson is a Director of ENMAX Corporation, a private company. He served as President and Chief Executive Officer of New Brunswick Power Corporation from 1996 to 2002. In 1973, he joined Canadian Pacific Limited and served as President and Chief Operating Officer from 1990 to 1995.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	9 of 10	90%	**Current**	
Corporate Governance (Chairman)	3 of 3	100%	Shoppers Drug Mart Corporation	'09 – present
Executive	1 of 1	100%	**Former**	
			Maple Leaf Foods Inc.	'95 – '12
			Ontario Power Generation Inc.	'03 – '09

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[6]	Minimum Required[8]
June 12, 2013	4,018	99,423	103,441	$1,080,958	$300,000
June 13, 2012	4,018	88,927	92,945	$918,297

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ABOUT THE NOMINATED DIRECTORS

Hon. John P. Manley, P.C., O.C.[9, 10]
Age: 63
Ottawa, Ontario, Canada
Director Since: 2008
Independent[2]

John Manley is President and Chief Executive Officer of the Canadian Council of Chief Executives (not-for-profit), a position he has held since 2010. From 2004 to 2009, he served as Counsel to McCarthy Tétrault LLP, a national law firm. Prior to that, John had a 16-year career in politics, serving as Deputy Prime Minister of Canada and Minister in the portfolios of Industry, Foreign Affairs and Finance. John obtained a Bachelor of Arts from Carleton University and a Juris Doctorate from the University of Ottawa, is a certified Chartered Director from McMaster University and holds honorary doctorates from the University of Toronto, University of Ottawa, Carleton University and University of Western Ontario.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	9 of 10	90%	**Current**	
Human Resources	4 of 5	80%	Canadian Imperial Bank of Commerce	'05 – present
Audit	4 of 4	100%	**Former**	
			Canadian Pacific Railway Limited	'06 – '13
			Nortel Networks Limited	'04 – '09
			Nortel Networks Corporation	'04 – '09

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[6]	Minimum Required[8]
June 12, 2013	–	43,540	43,540	$454,933	$300,000
June 13, 2012	–	32,363	32,363	$319,746	

Marc Parent[11]
Age: 52
Lorraine, Québec, Canada
Director Since: 2008
Not Independent (Management)

Marc Parent has been the CEO of CAE Inc. since October 2009. He joined the Corporation in February 2005 as Group President, Simulation Products, was appointed Group President, Simulation Products and Military Training & Services in May 2006, and then Executive Vice President and Chief Operating Officer in November 2008. Mr. Parent has nearly 30 years of experience in the aerospace industry. Before joining CAE, Mr. Parent held various positions with Canadair and within Bombardier Aerospace in Canada and the U.S. Mr. Parent is past Chairman of the Board of Directors of the Aerospace Industries Association of Canada (AIAC) and of Aéro Montreal (Quebec's aerospace cluster).

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	10 of 10	100%	–	–
Executive	1 of 1	100%		

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[6]	Minimum Required[8]
June 12, 2013	53,551	244,328	297,879	$3,112,836	500% of salary ($4,125,000)
June 13, 2012	45,675	199,173	244,848	$2,419,098	

Gen. Peter J. Schoomaker, USA (Ret.)
Age: 67
Tampa, Florida, USA
Director Since: 2009
Independent[2]

General Schoomaker is a consultant on defense matters. He is a former four-star U.S. Army general who was recalled from retirement to active duty as the 35th Chief of Staff, Army and member of the U.S. Joint Chiefs of Staff from 2003 until 2007. Prior to his first retirement, he served as Commander-in-Chief, U.S. Special Operations Command from 1997 to 2000. He was the owner/President of Quiet Pros, Inc. (defense consulting) from 2000 to 2003. General Schoomaker spent over 35 years in a variety of command and staff assignments with both conventional and special operations forces. General Schoomaker is a Director of several public, private and non-profit companies, the Special Operations Warrior Foundation and was a Director of CAE USA Inc. (from November 2007 to February 2009).

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	8 of 10	80%	**Current**	
Human Resources	5 of 5	100%	Aeroflex Incorporated	'10 – present
			Former	
			DynCorp International Inc.	'07 – '10

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[6]	Minimum Required[8]
June 12, 2013	–	39,754	39,754	$415,429	$300,000
June 13, 2012	–	29,634	29,634	$292,784

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ABOUT THE NOMINATED DIRECTORS

Andrew J. Stevens
Age: 56
Gloucestershire, UK
Director Since: 2013
Independent[2]

Andrew J. Stevens is a corporate Director based in the U.K who has operating experience globally in the aerospace and defence sector. Beginning with the Dowty Group, a leading British manufacturer of aircraft equipment (1976-94), Bowthorpe plc (1994-96), Messier-Dowty as Managing Director then Chief Operating Officer (1996-2000), Rolls-Royce, where he served as Managing Director Defence Aerospace (2001-2003), and Cobham plc as a Board member where he served variously as Group Managing Director, Aerospace Systems, Chief Operating Officer and Chief Executive Officer. (2003-12).

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	2 of 2	100%	**Current**	
			De La Rue plc	'12 – present
			Former	
			Cobham plc	'03 – '12

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[5]	Minimum Required[6]
June 12, 2013	–	1,263	1,263	$13,198	$300,000

Katharine B. Stevenson
Age: 50
Toronto, Ontario, Canada
Director Since: 2007
Independent[2]

Katharine B. Stevenson is a corporate Director who serves on a variety of corporate and not-for-profit boards. She was formerly the Treasurer of Nortel Networks Corporation. Prior to joining Nortel Networks Corporation, she was a Vice President of J.P. Morgan & Company, Inc. Ms. Stevenson serves as Director on the board of Canadian Imperial Bank of Commerce and on its Audit Committee. She is also a Director of Valeant Pharmaceuticals International, Inc., serving on its Audit & Risk Committee and Transactions & Finance Committee. She is a Director of Open Text Corporation and a member of its Audit Committee. The CAE Board has determined that such simultaneous service does not impair the ability of Ms. Stevenson to effectively serve on CAE's Audit Committee. In addition, she served as the Chairperson of OSI Pharmaceuticals, Inc.'s Audit Committee until the sale of the company. Ms. Stevenson is a Governor and past Chair of The Bishop Strachan School and Vice Chairman of the board of the University of Guelph (as well as Chair of their Finance Committee). She is certified with the professional designation ICD.D granted by the Institute of Corporate Directors (ICD).

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	10 of 10	100%	**Current**	
Audit	4 of 4	100%	Canadian Imperial Bank of Commerce	'11 – present
			Valeant Pharmaceuticals International, Inc.	'10 – present
			Open Text Corporation	'08 – present
			Former	
			Afexa Life Sciences Inc.	'11 – '11
			OSI Pharmaceuticals, Inc.	'05 – '10

Securities Held

Year	Common Shares[3]	DSUs[4]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[5]	Minimum Required[6]
June 12, 2013	15,600	50,945	66,545	$695,395	$300,000
June 13, 2012	15,600	40,617	56,217	$555,424	

Kathleen E. Walsh
Age: 58
Boston, Massachusetts, USA
Director Since: June 13, 2013
Independent[2]

Kathleen E. Walsh is currently CEO of Boston Medical Center, a non-profit 496-bed medical center in Boston, Massachusetts that employs more than 1,200 physicians and 1,500 nurses while also serving as the primary teaching affiliate of the Boston University School of Medicine. Previously she served as Executive Vice President and Chief Operating Officer of Brigham and Women's Hospital, Chief Operating Officer, Novartis Institutes for BioMedical Research for Novartis AG, various positions up to Senior Vice President, Medical Services and Cancer Center at the Massachusetts General Hospital, and previously with four other hospitals. Ms. Walsh is also on the boards of the Greater Boston Chamber Of Commerce, Emmanuel College, and the Advisory Board of the Clinical Center of the National Institutes of Health in Bethesda MD.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	N/A	N/A	N/A	

Securities Held

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1.

On May 3, 2012, while Mr. Barents was a Director thereof, Hawker Beechcraft Corporation filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code; that company exited Chapter 11 in February 2013 after which Mr. Barents left the Hawker Beechcraft Board of Directors.

2.

“Independent” refers to the standards of independence established by CAE’s Corporate Governance Guidelines, applicable corporate governance rules of the New York Stock Exchange and SEC, and under the Canadian Securities Administrators’ National Instrument, 58-101 – Disclosure of Corporate Governance Practices and National Policy 58-201.

3.	“Common Shares” refers to the number of Common Shares of CAE that are benefically owned, or over which control or direction is exercised by the Director.
4.	“DSUs” refers to the number of deferred share units of CAE held by the Director.
5.

The total market value of Common Shares and DSUs is determined by multiplying the closing price of the Common Shares on the Toronto Stock Exchange (“TSX”) on each of June 12, 2013 ($10.45) and June 13, 2012 ($9.88) respectively, times the number of Common Shares and DSUs held as of such dates.

6.

All Directors are required to acquire an equity position (Common Shares or DSUs) in CAE worth a minimum of three years of base Director retainer fees (currently $300,000). Directors must take all their compensation in DSUs until the minimum threshold is met (see “Compensation of Directors”).

7.

When Mr. Fortier commenced to work with RBCCM in October 2010, the Royal Bank of Canada had long had a position in CAE’s financing syndicate. RBCCM is not CAE’s principal external financial advisor and the level of fees paid by CAE to RBCCM in FY2013 is not material for either entity. CAE’s Board of Directors has determined that the limited relationship between CAE and RBCCM does not impair Mr. Fortier’s independence as a director of the company.

Mr. Fortier recused himselfl from a Board meeting concerning the FY2013 senior note financing due to a potential conflict of interest as RBCCM was one of a consortium of financial advisers to CAE on that note offering.

8.

Mr. Gagné resigned as Director of Gemofor Inc., a privately held manufacturer of sawmill equipment, in November 2006. Within a year of his resignation Gemofor Inc. filed for bankruptcy. In addition, Mr. Gagné was a Director of Fraser Papers Inc. (“Fraser”) from April 2004 through February 2011. In June 2009, Fraser initiated a court-supervised restructuring under the Companies’ Creditors Arrangement Act (“CCAA”), and under other similar bankruptcy legislation in the U.S. As part of its restructuring, Fraser sold all of its productive assets and distributed the proceeds from the sale of those assets pursuant to a Consolidated Plan of Compromise and Arrangement which was approved by the courts in February 2011. Fraser’s common shares were suspended from trading on the TSX on June 23, 2009. On March 10, 2011, the Ontario Securities Commission (“OSC”) issued a cease trade order against Fraser.

9.

From May 31, 2004 until on or about June 21, 2005, Mr. Manley as a Director of Nortel Networks Corporation (‘‘Nortel’’) and Nortel Networks Limited (‘‘NNL’’), as well as other directors, senior officers and certain employees of Nortel and NNL were prohibited from trading in securities of Nortel and NNL pursuant to management cease trade orders issued by the OSC, the Autorité des marchés financiers (‘‘AMF’’) and certain other provincial securities regulators (collectively the “Regulators’’) in connection with the delay in the filing of certain of their financial statements. Following the filing of the required financial statements, the OSC and AMF lifted such cease trade orders effective June 8, 2006 and June 9, 2006, respectively, following which the other Regulators lifted their cease trade orders.

10.

Mr. Manley was a Director of Nortel and NNL when Nortel and NNL were granted creditor protection under the CCAA on January 14, 2009 and under other similar bankruptcy legislation in the U.S. and other jurisdictions. Mr. Manley attended all meetings of the Audit Committee after his appointment on such committee.

11.

Mr. Parent also holds 1,869,440 options to acquire Common Shares and as President and CEO has a higher share/DSU ownership target than an independent Director. He has until September 30, 2014 to attain the target of 500% of his base salary (a high threshold by benchmark standards). Upon invitation of Board Committees, Mr. Parent attended all or a part of their meetings.

Attendance Information

The following table provides a summary of each Director’s attendance at Board and Committee meetings during FY2013:

DIRECTORS	BOARD	AUDIT	HUMAN	CORPORATE	EXECUTIVE	TOTAL
	(10 MEETINGS)	COMMITTEE	RESOURCES	GOVERNANCE	COMMITTEE	BOARD/COMMITTEE
		(4 MEETINGS)	COMMITTEE	COMMITTEE	(1 MEETING	MEETINGS ATTENDED
			(5 MEETINGS)	(3 MEETINGS)
Brian E. Barents	10/10		5/5			100%
Michael M. Fortier[1]	8/10			3/3		85%
Paul Gagné	9/10	4/4	5/5			95%
James F. Hankinson	9/10			3/3	1/1	93%
John P. Manley	9/10	4/4	4/5			90%
Marc Parent	10/10	4/4	5/5	3/3	1/1	100%
Peter J. Schoomaker	8/10		5/5			87%
Andrew J. Stevens[2]	2/2					100%
Katharine B. Stevenson	10/10	4/4				100%

1.

Mr. Fortier recused himselfl from a Board meeting concerning the FY2013 senior note financing due to a potential conflict of interest as RBCCM was one of a consortium of financial advisers to CAE on that note offering.

2.	Mr. Stevens joined the Board of Directors two meetings before the end of FY2013.

Mrs. Walsh joined the Board of Directors after the end of FY2013.

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DIRECTORS’ COMPENSATION

Directors’ Compensation Table

The following table summarizes compensation earned by non-management Directors of CAE during FY2013:

NAME	FEES EARNED	SHARE-BASED	TOTAL
		AWARDS[1]
	$	$	$
Brian E. Barents	–	95,000	95,000
John A. (Ian) Craig	25,000	70,000	95,000
H. Garfield Emerson	60,000	45,000	105,000
Michael M. Fortier	50,000	45,000	95,000
Paul Gagné	–	130,000	130,000
James F. Hankinson	33,500	87,500	121,000
E. Randolph (Randy) Jayne II	37,500	57,500	95,000
Robert Lacroix	42,033	52,967	95,000
John P. Manley	–	105,000	105,000
Peter J. Schoomaker	–	95,000	95,000
Andrew J. Stevens[2]		12,603	12,603
Katharine B. Stevenson	–	95,000	95,000
Lawrence N. Stevenson	35,000	85,000	120,000
Lynton R. Wilson	225,000	-	225,000

1.

Represents the value of DSUs determined based on the grant date fair value of the award in accordance with the Canadian Institute of Chartered Accountants Handbook Section 3870. The value of each unit is set to CAE's closing share price on the date of grant. Note that actual value received, if any, will differ.

2.	Mr. Stevens joined the Board of Directors two months before the end of FY2013.

Mrs. Walsh joined the Board of Directors after the end of FY2013.

Directors of CAE receive an annual fee of $100,000, of which $60,000 is paid in DSUs. Directors receive an additional annual fee of $10,000 for each committee (other than the Executive Committee) on which they serve. Each member of the Executive Committee (other than the Chairman of the Board and the CEO) is entitled to a fee of $1,000 per meeting, but no annual fee. The Chairmen of the Audit, Governance and Human Resources Committees receive an additional annual fee of $25,000. The Chairman of the Board receives $225,000 annually for his services as Chairman, as well as a Director and Committee member. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings.

     Under the Deferred Share Unit Plan for non-employee Directors, a non-employee Director holding Common Shares and/or units under the Deferred Share Unit Plan of a value that is less than the equivalent of three years of Board annual base fees receives all fees in the form of DSUs. Once such minimum is reached, a non-employee Director may elect to participate in the plan in respect of part or all of his or her annual Board and Committee fees. A non-employee Director is not, once the minimum Common Share and/or DSU ownership target is reached, obligated to acquire more shares or DSUs if the value of his/her investment in CAE drops due to stock market fluctuations. A DSU is equal in value to one common share of CAE and accrues additional units in an amount equal to each dividend paid on Common Shares. DSUs are redeemable after termination of service. Payment in cash is then made based on the market value of the equivalent number of Common Shares, net of tax and any other applicable withholdings. As per the terms of the DSU Plan, the rights and interests of a Director in respect of the DSUs held in such participant’s account are not transferable or assignable other than for specific cases of legal succession. CAE does not favor monetization transactions pertaining to DSUs held by its Directors. Any such proposed transaction must be pre-approved by the CFO and the Vice-President Legal, General Counsel and Corporate Secretary, and none have been so notified or approved.

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DIRECTORS’ COMPENSATION

     CAE maintains Directors’ and officers’ liability insurance for its Directors and officers, as well as those of its subsidiaries as a group.

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CORPORATE GOVERNANCE AND COMMITTEE REPORTS

Appendix A to this Circular contains the Statement of Corporate Governance Practices of CAE, and Appendix B contains the

Board of Directors’ Charter.

     The Board of Directors carries out its responsibilities both directly and through its Committees. The Board has three regular Committees: the Audit Committee, Corporate Governance Committee (“Governance Committee”) and Human Resources Committee (“HR Committee”). Certain activities of the Audit, Governance and HR Committees are described below in their Committee reports, including for the HR Committee in the “Compensation Discussion and Analysis” section.

AUDIT COMMITTEE REPORT

As part of its oversight of the audit process, the Audit Committee verified PwC’s independence. The Audit Committee reviewed the internal audit plan and quarterly internal audit reports. Throughout the past year, the Audit Committee reviewed, with and without management present, the results of PwC’s communications with CAE required by generally accepted auditing principles.

     The Audit Committee reviewed in detail quarterly interim financial information and earnings press releases before their public release. The Committee also reviewed and recommended approval to the Board of the quarterly Management’s

Discussion and Analysis of Financial Condition and Results of Operation (‘‘MD&A’’) and the press releases for the quarterly results. The Audit Committee reviewed the MD&A and audited financial statements of CAE prepared by management for the fiscal year ended March 31, 2013 with management and PwC, and thereafter recommended to the Board that the audited consolidated financial statements and MD&A be published and filed with the Autorité des marchés financiers and the SEC.

     The Committee reviewed the processes involved in evaluating CAE’s internal controls and oversaw the compliance process related to the certification and attestation requirements of SOX and related SEC rules, as well as of the rules relating to audit committees and certification of financial information adopted by the Canadian Securities Administrators.

     The chairman of the Committee is kept apprised of every report filed with the independent third party responsible for receiving any complaints under CAE’s Code of Business Conduct. The Committee is informed annually of the resolution of such complaints and the results of the annual certification process for all manager-level and up CAE employees under the Code of Business Conduct.

Submitted by the Audit Committee: P. Gagné (Chairman), J. A. Craig, H. G. Emerson, J. P. Manley and K. B. Stevenson.

GOVERNANCE COMMITTEE REPORT

The Governance Committee recommended to the Board of Directors to pass a resolution establishing term limits on service by board directors comprising the following:

  up to two six-year periods of service, to aggregate twelve years maximum; and

  no nominee may be proposed past their attaining 72 years of age.

     The Committee believes these limits, subject to reasoned exceptions, are appropriate to ensure fresh skill sets and perspectives are periodically brought to the oversight of CAE’s business. The Board of Directors concurred with the conclusions of the Governance Committee and unanimously adopted the proposed resolution. As a result of the self-imposed term limits, six of CAE’s current directors have agreed to step down and are not being re-nominated for election in accordance with the term limits. Mr. James F. Hankinson has been exempted by resolution of the Board of Directors from the twelve-year service limit as part of the planned succession for CAE’s current Chairman of the Board of Directors, Mr. Lynton R. Wilson, who is not standing for re-election this year.

     The Governance Committee carried out an annual Board effectiveness survey, to which all Directors replied and the results of which were reviewed by the Chairman of the Committee with the Board. The Board effectiveness survey has a section that permits board members to evaluate the personal contribution of Directors on the Board of Directors. The Committee considered and recommended two new candidates for nomination to be a Director of CAE (and such candidates were unanimously voted onto the Board of Directors), and assessed the existing size and composition of the Board and its Committees, taking into consideration the respective skills, experience and contribution of each Director. The following table

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CORPORATE GOVERNANCE AND COMMITTEE REPORTS

identifies some of the current skills and other factors considered as part of the Board composition review, along with identification of each nominee for election to the Board possessing each skill:

STRATEGIC
LEADERSHIP
	KNOWLEDGE	AND	FINANCE AND	HUMAN		GOVERNANCE/
	OF INDUSTRY	MANAGEMENT	ACCOUNTING	RESOURCES	R&D	BOARD
Brian E. Barents	✓	✓		✓
Michael M. Fortier	✓		✓			✓
Paul Gagné		✓	✓	✓
James F. Hankinson		✓	✓			✓
John P. Manley			✓	✓		✓
Marc Parent	✓	✓		✓	✓
Peter J. Schoomaker	✓	✓		✓
Katharine B. Stevenson		✓	✓			✓
Andrew J. Stevens	✓	✓	✓		✓
Kathleen E. Walsh	✓	✓		✓

     The Board does not limit the number of its directors who sit on the same board of another public company but reviews interlocking board membership. Except for Mr. Manley and Ms. Stevenson, who are both directors of Canadian Imperial Bank of Commerce, there are no interlocking director relationships amongst Board members. The Governance Committee reviewed and concluded that such interlocking board membership does not impact the ability of those Directors to act in the best interests of CAE.

     The Governance Committee reviewed the annual agendas of the Board and Committees and determined that they were appropriate to permit them to meet their mandated responsibilities.

     With the assistance of PCI Perrault Consulting Inc., the Committee reviewed the level of compensation of CAE Directors using the same list of comparator companies as that adopted by the HR Committee for the Named Executive Officers (“NEOs”) (see “Compensation Discussion and analysis – Philosophy” for detailed list) and increased the base compensation level from $80,000 to $100,000 (see “Compensation of Directors”). CAE’s compensation of individual directors remained well below the benchmark in FY2013, in part due to the larger than average number of directors on the CAE board, but as the board is streamlined to be more reflective of the average size of the benchmark group we expect that CAE board compensation will rise closer to the level of the benchmarking results. It is important that the Board of Directors compensation be sufficiently competitive to permit the company to attract good candidates from Canada, the U.S. and England and such other countries as may reflect CAE’s international scope of business.

     The Committee is informed annually of the resolutions of complaints filed under CAE’s Code of Business Conduct and the results of the annual certification process for all manager-level and up CAE employees under the Code of Business Conduct.

     Submitted by the Governance Committee: J. F. Hankinson (Chairman), H. G. Emerson, M. M. Fortier, E. R. Jayne, R. Lacroix and L. R. Wilson.

HUMAN RESOURCES COMMITTEE REPORT

The HR Committee, of which each member is independent, reviews and approves the design and administration of all executive compensation and benefit plans and policies for CAE other than in respect of the President and Chief Executive Officer (“CEO”), whose performance and compensation arrangements are reviewed and approved by the independent members of the Board of Directors based on recommendations from the HR Committee. Both the HR Committee and the Board of Directors are observant of the potential risks that compensation plans can create and have taken steps to ensure, as set out in the ‘‘The Board of Directors’ Letter to Shareholders’’ and ‘‘Compensation Element’’ hereafter, that the overall design of the CAE compensation plans mitigate those risks.

     The HR Committee retains an independent consultant, Hugessen Consulting Inc., to advise on CAE executive compensation matters. To ensure its independence, Hugessen Consulting derives no other revenue from CAE, and other aspects of Hugessen Consulting independence from CAE and the HR Committee members have been carefully assessed by

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CORPORATE GOVERNANCE AND COMMITTEE REPORTS

the Committee. In FY2013, an amount of $156,530 was paid to Hugessen Consulting for professional services rendered. Hugessen Consulting reports to the Chair of the HR Committee and advises the Committee on the structure and competitiveness of the executive compensation program and its annual results. The HRC considered the information and advice provided by Hugessen Consulting, among other factors, in making its executive compensation recommendations. The Board made its final decisions with respect to executive compensation after consideration of the HRC’s recommendations.

     The Board of Directors has delegated to the HR Committee initial responsibility to review CAE’s processes for succession planning, reviewing succession plans for key members of senior management, and monitoring the performance of senior executives except for the CEO. CAE has in place a company-wide Annual Leadership Development Process (‘‘ALDP’’) focused on accelerating leader development and ensuring strong succession for executive positions in the company. As part of the ALDP, an evergreen list of qualified candidates is maintained in support of the succession plan for the CEO and other executive and management positions. As part of its mandate, the HR Committee reviews ALDP results periodically and reports to the Board on management succession and retention status annually.

     No member of CAE’s HR Committee was an officer or employee of CAE or any of its subsidiaries at any time during FY2013. No executive officer of CAE serves on the Board of Directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of CAE’s Board.

     The HR Committee also reviews and approves the “Compensation Discussion and Analysis” of this Circular.

     Mr. Stevenson, Chair of the HR Committee, has extensive experience in human resources and compensation. As a former CEO of a large public company and as a CEO, officer or managing director in multiple other businesses he has addressed compensation matters at both the executive and employee levels. He served on the Compensation Committee of the Sobeys Board of directors and he is also chairman of another compensation committee. His years of experience both as CEO and compensation committee member have provided him with the opportunity to address and review various compensation matters in varied circumstances. This also provides him with the ability to compare and contrast the approaches of different issuers.

     Mr. Barents has been a member of CAE’s compensation committee for several years. Mr. Barents has dealt with executive compensation and human resources matters as a CEO and co-founder of Galaxy Aerospace and as a Brigadier General in the U.S. Air National Guard. He is currently sitting on the HR committees of another public company and of a private company, providing him with the experience and background to address the matters raised within CAE’s aviation and defence business segments.

     Mr. Gagné, as a past CEO as well as Chairman of another public company and a current and past member of other human resource/compensation committees of U.S./Canadian public company boards, has extensive direct experience in human resources and compensation management. He has dealt with management, succession and compensation matters in both Canada and the United States. He has also dealt with unionized work forces, including overseeing the negotiation of work force agreements.

     Mr. Manley, as CEO of the Canadian Council of Chief Executives, past Deputy Prime Minister of Canada and past Cabinet Minister (Industry, Foreign Affairs and Finance departments, non-concurrently), has extensive experience dealing with human resources and compensation matters in both corporate and government entities. He currently sits as a member of two other public company boards, giving him a more diverse perspective on human resources policy.

     General Schoomaker has been a member of CAE’s compensation committee for several years. He has dealt with human resources matters as a four star U.S. Army General, as well as in the course of his service on other public and private company boards, providing him with the experience and background to address CAE’s human resources issues and compensation practices.

     Mr. Wilson, as past CEO, Chairman or Vice-Chairman of multiple public companies, a board member of Canadian and international companies and past Deputy Minister of Industry and Tourism (Ontario), has extensive experience in compensation matters at both the executive and employee levels in both corporate and government settings.

     As past CEOs and/or senior military/government leaders, all members of the CAE HR Committee possess a depth of financial knowledge required in order to assess and determine the applicability of measures and targets utilized in determining variable compensation and assessing executive performance against targets and overall company performance.

     Submitted by the HR Committee: L. N. Stevenson (Chairman), B. E. Barents, P. Gagné, J. P. Manley, P. J. Schoomaker and L. R. Wilson.

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EXECUTIVE COMPENSATION

This section describes our compensation philosophy, policies and programs and provides the details related to the compensation of our named executive officers. The main items being discussed can be found in the following order:

The Board of Directors’ letter to the shareholders		20
Compensation discussion and analysis		22
Compensation overall objective		22
-	Setting executive compensation	22
-	Benchmarking	22
Compensation elements		23
-	Base salaries	26
-	Annual short-term incentive awards	26
-	Long-term incentive awards	26
-	Pension, benefits and perquisites	29
Executive Share ownership requirements		30
Risk Mitigation		31
Determination of the NEOs’ compensation in 2013		32
Shareholder return performance graph		34
Pay for performance linkage		36
Compensation of our named executive officers		38
Summary compensation table		38
Incentive plan awards		39
Pension arrangements		42
Termination and change of control benefits		43

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THE BOARD OF DIRECTORS’ LETTER TO THE SHAREHOLDERS

THE BOARD OF DIRECTORS’ LETTER TO THE SHAREHOLDERS

Dear fellow shareholders:

On behalf of the Human Resources Committee and the Board, we are pleased to share with you our approach to executive compensation, including a review of the Company’s performance for FY2013, the framework and rationale we have used to make our compensation decisions for FY2013 together with the highlights of our actual decisions made for FY2013, and changes made for FY2014.

OUR APPROACH TO EXECUTIVE COMPENSATION

Your Board is committed to a pay-for-performance approach to compensation for our executive team. This philosophy supports the execution of our business plan and our commitment to deliver strong returns to shareholders. CAE’s executive compensation programs and policies rest on the fundamental principle that shareholder value can be increased by maintaining a proper balance between fixed and variable compensation, short-and long-term incentives, and risk and reward. Most of senior management’s compensation is incentive compensation, with short term awards tied to the achievement of annual financial goals (e.g. EPS) and operational goals, and long term awards tied to both absolute and relative (to comparable companies) share price performance.

     We recognize that our executive compensation programs and policies must not encourage undue risk-taking on the part of our executives. Our practices, such as share ownership requirements, minimum share retention upon option exercise, trading restrictions, claw-back provisions, a restricted share unit plan and a deferred share unit plan, which are discussed in greater detail under “Compensation Discussion and Analysis”, are designed to mitigate that risk.

FY2013 PERFORMANCE – THE YEAR IN REVIEW

     FY2013 showed a 16% growth in our revenues, fueled by the acquisition of Oxford Aviation Academy, strengthening our position as leader in the civil business. Operating profit, however, did not grow, impeded by the integration of this acquisition as well as the restructuring of our Military operations. EPS grew by 6% on a normalized basis, but due to restructuring, integration and acquisition costs showed significant decline from the previous year at $0.54 on an absolute basis, which was clearly below our expectations and those of our shareholders. The year included several positives as backlog exceeded $4 billion for the first time in CAE’s history, we concluded sales of 35 full flight simulators in our Civil business and our New Core Markets business attained profitability for the first time.

ALIGNMENT WITH SHAREHOLDERS

     The Company’s stock price declined by approximately 3% during the year and Total Shareholder Return performance was below median among our established performance comparator group and below the TSX Composite Index.

     As a consequence to this decline in share value, the value of equity awards to CAE’s NEOs outstanding from previous years declined by 6% from $ 16.7 million at the beginning of FY2013 to $15.7 million at the end of the year for the four NEOs present throughout the year.

     The 2010 RSUs, which were awarded when the stock price was $9.55 vested at 66%, reflecting the relative ranking of CAE’s Total Shareholder Return vs. the Total Shareholder Return of companies in the S&P Aerospace and Defense Index for the 3-year period, and paid out at $10.81 in May 2013.

OUR EXECUTIVE COMPENSATION FOR FY2013

     The Board’s pay decisions in respect of FY2013 are outlined below, and reflected the company’s financial performance during the year.

Annual incentive awards for FY2013

     In FY2013 the company did not meet the Short Term Incentive Plan (“STIP”) threshold set with respect to both EPS (20 cents below target, reflecting costs of acquisition, integration and restructuring) and ROCE (9.93% vs. target of 12.00%) while the book-to-sales ratio target was above threshold (1.07 vs. a target of 1.10). Based on the partial performance against the three-above-mentioned metrics as well as their substantial achievement against other KPIs, the CEO and his direct reports were eligible to be considered for a partial payment under the STIP in respect of FY2013. However, the CEO and his direct reports voluntarily made a decision to recommend to the HRC and the Board of Directors that they receive no annual short-term incentive payout so that the overall STIP pool for other CAE employees would be somewhat improved. The HRC and the

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THE BOARD OF DIRECTORS’ LETTER TO THE SHAREHOLDERS

Board of Directors accepted that recommendation.

Long-term incentive

     Long term incentives were granted as per the company’s established policy. The aggregate grant value awarded in FY2013 was $3.9 million to the five NEOs, an increase in grant date value of 16% compared to the previous year as further described in more detail in the Compensation Discussion and Analysis section.

MOVING FORWARD IN FY2014

     For FY2014, we made no major structural changes to our compensation programs. However, the Board continued to make decisions and modifications that we believe will lead to a closer link between compensation and performance:

  For FY2014 EPS, continued growth in EPS is required to earn target annual incentive awards

  Greater emphasis placed on achieving EPS goals as part of its balanced performance scorecard by capping the financial performance payout multiplier at no more than 100% if the EPS target is not attained.

  Starting in FY2014, going forward, in order to further emphasize customer satisfaction and partnering, 10% of the annual incentive award will be based on achieving against this metric.

     We will continue to review our compensation programs to ensure their adequate alignment with CAE’s short and long term strategies and shareholders’ value.

CONCLUSION

     We believe our approach to executive compensation supports the execution of the company’s strategy, without encouraging undue risk-taking; we remain committed to developing the compensation policies and programs that will continue to produce results and value to our shareholders. Members of the Board will be present during the Annual Shareholder Meeting on August 8, 2013 to answer any questions you may have about executive compensation. We invite you to read the following Compensation Discussion and Analysis.

Lynton R. Wilson (signed)	Lawrence N. Stevenson (signed)
Chairman of the Board	Chairman of the Human Resources Committee

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overall Objective

Much of CAE’s success in developing and growing its worldwide business is attributable to a highly motivated, entrepreneurial executive team. The executive compensation programs are based on a pay-for-performance philosophy in which executives receive salaries, annual short-term incentive awards contingent upon attaining consolidated, divisional and individual achievements, and long-term incentive awards that motivate executives to create increasing and sustainable value for the shareholders. In addition, executives are entitled to receive perquisite and pension benefits.

The objectives of the executive compensation programs are to:

1.	attract, retain and motivate qualified executives;
2.	align the interests of executives with those of the shareholders;
3.	foster teamwork and entrepreneurial spirit;
4.	establish an explicit and visible link between all elements of compensation and corporate (consolidated or not) and individual performance; and
5.	integrate compensation with the development and successful execution of strategic and operating plans.

     CAE’s compensation policies and practices are structured in a balanced way such that they have not in the past several years created risks that had a material adverse effect on the company. Each of CAE’s five business segments (Simulation Products/Civil, Training Services/Civil, Simulation Products/Military, Training Services/Military and New Core Markets) has a compensation structure substantially similar to the others; none of the segments has a compensation expense that represents a disproportionate percentage of the segment’s revenue.

SETTING EXECUTIVE COMPENSATION

The principles underlying CAE’s executive compensation programs are as follows:

  Base annual salary target is set at the median (50th percentile) of the comparator group of companies and annual overall compensation (salary, short-term and long-term incentives, perquisites and pension benefits) for superior performance is targeted at the third quartile (75th percentile) of the comparator group. Management may get to the 75th percentile of total compensation through the short-term incentive and long-term incentive programs.

  The cash salary component of compensation reduces as a portion of the overall annual compensation as salary grade levels increase. The more senior the executive, with more influence over CAE’s performance, the greater the proportion of the overall compensation package that is at risk.

  The ratio of long-term incentive to short-term incentive components of compensation increases as a portion of the overall annual compensation as salary grade levels increase. More senior executives are thereby incentivised to retain focus on the longer term objectives and interests of CAE.

  Equity-based compensation (restricted and deferred share units, and options) increases as a portion of the overall annual compensation as salary grade levels increase. This aligns the interests of executives with those of CAE shareholders.

  To remain competitive on other executive compensation elements, CAE also provides the NEOs with a flexible perquisite program and defined benefit pension plan.

  CAE has a share ownership requirement of 500% of salary for the CEO, 250% for the CFO and the Group Presidents and 200% for certain other senior executives as well as a claw-back policy for our executives such that CAE may seek repayment of long term incentive compensation for years in which financial results are restated as a result of omission, fraud or intentional misconduct.

BENCHMARKING

  Executive compensation is benchmarked every second year with the assistance of compensation consultants who prepare an analysis of CAE’s compensation set against compensation practices within the comparator group of companies. CAE has retained the services of PCI Perrault Consulting Inc. to provide professional consulting services in

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COMPENSATION DISCUSSION AND ANALYSIS

      executive compensation; the HR Committee has retained Hugessen Consulting Inc. to advise it on executive compensation.

CAE’s business segments compete within several market segments and not all of its competitors are present in all the same segments, and some competitors do not publish or provide compensation disclosure relevant to CAE. CAE’s compensation is therefore compared with data from a broad mixture of Canadian and U.S. companies that have relevance to CAE in terms of:

o	Head office locations; and/or
o	Market segment and/or business activities such as aerospace, medical devices, industrial controls, IT/software, training & simulation, consulting/engineering/other services, etc.;
o	Company size (financial criteria) such as:
▪ Revenue; and
▪ Market capitalization.

Furthermore, CAE’s business profile (size, business mix, scale of operations outside of the home country) as well as the talent requirements for which we compete for in order to meet our business strategy, are considered when reviewing our comparator group. Companies in our comparator group are selected based on industry similarity and they are also our primary competitors for talent.

The inclusion of U.S. companies that compete in lines of business similar to CAE’s business segments reflects the global nature of CAE’s operations. Ninety percent of CAE’s revenues are derived from business operations outside Canada. As a multinational enterprise, CAE’s management talent is international and diverse, comprising non- Canadians who joined CAE from outside Canada, including everyone of the CEO’s direct reports leading a business segment in FY2013.

The list of comparator companies adopted by the HR Committee for the last benchmarking exercise is:

CANADIAN COMPARATOR GROUP FY2013 – FY2013

SNC-Lavalin Group	CGI Group	Transat A.T.	Linamar Corp.
Manitoba Telecom Services	Westjet Airlines	Nordion Inc.	Toromont Industries
ShawCor Ltd.	Stantec Inc.	MacDonald Dettwiler	-
U.S. COMPARATOR GROUP FY2013 – FY2013

Rockwell Collins Inc.	Alliant Techsystems Inc.	AECOM Technology	Teleflex Inc.
Autodesk Inc.	C.R. Bard Inc.	AMETEK Inc.	Varian Medical Systems
Roper Industries	BMC Software Inc.	MOOG Inc.	Cadence Design Systems
Teledyne Technologies	Curtiss-Wright Corp.	AAR Corp.	Hexcel Corporation
BE Aerospace	Synopsys Inc.	Woodward Inc.	Transdigm
Steris Corp.	Hologic Inc.	Gartner Inc.	Triumph Group
Cubic Corp.	-	-	-

The median revenue of the group of companies based on their most recent annual reports, as available during FY2013, was $2.1 billion and their median market capitalization as at March 31, 2013 was $3.4 billion, compared to $2.1 billion and $2.6 billion respectively for CAE as of the FY2013 year end. CAE utilizes the median and 75th percentile numbers from each of the Canadian and the U.S. group of comparator companies for benchmarking purposes. The Canadian and U.S. companies in the comparator group are weighted equally and the compensation value between the two comparator groups is compared at par.

Compensation Elements

CAE’s executive compensation consists of five main elements: base salary, short-term incentive bonus, long term incentives (restricted share units, deferred share units and options), pension rights and perquisites. The following table provides a

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COMPENSATION DISCUSSION AND ANALYSIS

summary of each of these elements, as well as their respective objectives and risk mitigation measures. Each such component is further detailed below.

COMPONENT	FORM	PLAN SUMMARY	OBJECTIVES	OPPORTUNITY	RISK MITIGATION
BASE SALARY	Cash	Fixed rate of pay	Provide a base of	Set at 50th percentile of	Maintains a balance
			steady income to	comparator group of	between fixed and
			attract and retain	companies	variable pay
		Annual Review	qualified leaders
Use of external
			Recognize scope and		consultant and peer
			responsibilities of the		group analysis
position as well as the
experience of the
individual

Reward individual
performance
SHORT TERM	Cash	Annual award based	Reward the	Set at the 75th	Use of diversified
INCENTIVE		on corporate metrics	achievement of the	percentile for superior	performance metrics
		(75%) and personal	company’s	performance
		objectives (25%)	performance metrics
				Target is 100% of base	Plan targets reviewed
			Reward the	salary for the CEO,	and approved annually
			achievement of	65% for CFO and	based on in-depth
			personal objectives	Group Presidents and	review of annual
			aligned with	45%-55% for Executive	business plan
			individual’s area of	Vice-President	Payout on each metric
			responsibility and role		is capped at 2 times
			in realizing operating	Possibility of reaching	target. If EPS target is
			results	up to 2 times annual	not met, the overall
bonus target
			Drive superior		corporate financial
			corporate and		performance multiplier
			individual performance		is limited to 100%
No guaranteed
minimum payout

LONG TERM		LTIP grants vary based	Align management	Set at the 75th	Long term incentives
INCENTIVE PLANS		on level of the	interests with	percentile for superior	represent significant
		executive and are	shareholder value	performance	weighting of overall
		awarded within a range	growth		compensation
for the position
			Reward the		Various vesting
	Stock Options	Stock Options:	achievement of		schedules helps
			sustained financial		ensure mid to longer
		Stock options vest over	performance		term performance is
		4 years at 25% per			aligned with
		year	Recognize individual		shareholder’s interests
contribution and
		The option has a term	potential		Mix of financial and
		of 7 years			market measures
Attract and retain key
		Stock options	talent		There is no vesting on
		weighting represents			RSUs if the threshold
		40% of total LTIP grant			is not met

RSU vesting is
determined by CAE’s
TSR performance vs.
the TSR of its peer
comparator group
	Performance-based	Restricted Share
	share units paid in	Units:			RSU vesting is capped
	cash			RSU performance	at 150% and there is
		Performance vesting		vesting factor can	no minimum
		based on relative		reach up to 150%	guaranteed
performance of CAE’s
Total Shareholder
		Return vs. Total			Payouts are subject to
		Shareholder Return of			a claw-back policy
peers in S&P
Aerospace and
Defence Index

Performance vesting is
determined annually
and over a 3-year
period

Payout subject to

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COMPENSATION DISCUSSION AND ANALYSIS

COMPONENT	FORM	PLAN SUMMARY	OBJECTIVES	OPPORTUNITY	RISK MITIGATION
executive being active
at the end of the 3-year
vesting period. Partial
payout applies in the
event of an involuntary
termination

RSU weighting
represents 40% of total
LTIP grant

	Share units paid in	Deferred Share Units:
cash upon termination
	or retirement	DSUs vest over a 5-
year period at a rate of
20% per year

Payout is made upon
termination or at
retirement

DSU weighting
represents 20% of total
LTIP grant
EMPLOYEE STOCK	CAE stock	Employee and officers	Provide executives and	Participant benefits	CAE contribution
PURCHASE PLAN		may purchase CAE	employees with an	from a 50% pre-tax	capped at 3% of an
(ESPP)		shares of up to 18% of	attractive and	match on his	employee’s base
		base salary	competitive	investment up front as	earnings
			compensation program	well as any increase in
		CAE matches first		share price
$500 at 100% and
contributes 50% on
employee
contributions, to a
maximum of 3%
PENSION BENEFITS	Cash payment	Registered Plan:	Provide executives	Inclusion of actual	CEO’s pension from
	following retirement		with an attractive and	annual bonus award to	supplemental plan is
		Defined Benefit Plan	competitive	determine average	subject to a maximum
			compensation program	earnings (except for	of $1,050,000
		Benefit represents 2%		CEO)
		of average 5 best			CEO’s bonus used for
		years earnings (base		Participation in	determination of
		salary plus bonus)		Supplemental plan	average earnings is
		multiplied by		provides benefits in	limited to the target
		pensionable service		excess of Revenue	bonus
Canada limits
		Subject to Revenue			5-year participation in
		Canada limits			the SERP required for
an executive to be
		Non-Registered Plan			entitled to a benefit in
		(SERP):			the event of a
resignation
Supplement to
registered plan and
provides benefits in
excess of limits set by
Revenue Canada

Early retirement with
full pension entitlement
at age 60
PERQUISITES	Cash Allowance	Including but not	Provide executives	Competitive	Annual amount capped
		limited to car benefits,	with an attractive and		depending on position
		club membership,	competitive
		home office, personal	compensation program
legal and tax advice
and HSA

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COMPENSATION DISCUSSION AND ANALYSIS

The following table illustrates the relative weight of the different compensation elements by NEOs:

	M. Parent [1] President and Chief Executive Officer	S.Lefebvre Vice President, Finance and Chief Financial Officer	J. Roberts Group President, Civil Simulation Products, Training and Services	G. Colabatistto[2] Group President, Military, Simulation Training and Services	M. Gagné Former Group President, Military, Simulation Products, Training and Services	N. Leontidis Executive Vice- President, Strategy and Business Development
Base Salary	22%	28%	24%	23%	17%	30%
Pension Benefits	14%	19%	14%	10%	39%	19%
All other compensation	3%	5%	5%	12%	4%	7%
Total Fixed Compensation	39%	52%	43%	45%	60%	56%
Short-Term Incentive	0%	0%	0%	6%	0%	0%
Long-Term Incentive Plans	61%	48%	57%	49%	40%	44%
Total Variable Compensation	61%	48%	57%	55%	40%	44%
Total Compensation	100%	100%	100%	100%	100%	100%

1

Mr. Parent’s variable compensation for 2013 is an adjusted number as upon becoming CEO in FY2010 he received an initial grant of 1,465,400 options, in lieu of three years of his option and LTU grants, for which we have normalized for the purpose of this chart by spreading the value of that grant over its three-year term. As a result of this initial grant, no further options or LTUs will be granted to Mr. Parent until the FY2014 annual long-term incentive grant. (see

“Determination of the NEOs’ Compensation – President and CEO”).
2	Mr. Colabatistto’s short-term incentive is a hiring bonus of $85,000.

BASE SALARIES

The base salaries of the executives of CAE are competitive with the median of the comparator group of companies. While an executive’s salary is generally targeted at a specific range around the median level, such salary may vary depending on the individual’s performance, level of experience and years of service. Base salaries are reviewed annually, taking into account individual achievements, general performance, benchmark information and market conditions.

ANNUAL SHORT-TERM INCENTIVE AWARDS

The short-term incentive award provides for an annual cash bonus for executives and management based on CAE’s consolidated financial performance, key performance indicators (“KPIs”) and individual achievement. Financial, non-financial and individual performance targets are established by the Board of Directors at the beginning of each fiscal year. For FY2013, financial targets were the following three metrics: earnings per share (“EPS”), Book-to-Sales ratio and Return on Capital Employed (“ROCE”) (see “Determination of NEOs’ Compensation” for further discussion). The EPS measure is intended to keep a management focus on earnings per share growth and represents net earnings of the Corporation divided by the number of non-diluted outstanding Common Shares. Book-to-Sales represents the order intake divided by the revenue. ROCE represents the net income to equity holders excluding financing expense, net of tax divided by the average capital employed.

     KPIs are quantifiable and/or qualitative performance targets set for reporting segments and their sub-segments as well as for corporate functions. These include amongst others customer satisfaction and retention, regulatory compliance, operational efficiency, employee performance management, order intake, cycle times and other metrics relevant to CAE’s business or corporate functions.

     For FY2013, the split between corporate financial performance and KPIs for all NEOs was 75% and 25% respectively. Short-term incentives are paid in the form of cash bonuses based on a percentage of salary and varies depending on the level of the participant. Target awards range from 55-65% of salary for the NEOs to 100% of salary for the CEO. Actual bonus awards, could be up to 2 times greater than the target awards depending upon the achievement of the previously noted financial results, KPI results and individual achievement.

     In accordance with the terms of the short-term incentive plan, the overall corporate financial performance multiplier is limited to 100% if the EPS result did not meet the minimum threshold set by the Board of Directors.

LONG-TERM INCENTIVE AWARDS

The Long-Term Incentive Program is designed to reward executives for their contribution to the creation of shareholder value.  These awards are considered annually as part of the total compensation review. The value of the long-term incentive award

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COMPENSATION DISCUSSION AND ANALYSIS

varies according to the level of the executive and is awarded within the range detailed below and based on each executive’s personal performance.

		LTIP Range
		(as a % of salary)
	Minimum		Maximum
President & CEO	200%		300%
Group Presidents & CFO	100%		250%
Executive Vice-President	40%		150%

     CAE’s long-term incentive plan comprises options (see “Stock Options”), long-term incentive deferred share units (see “Long-Term Incentive Deferred Share Unit Plans”) and restricted share units (see “Restricted Share Unit Plan”). All NEOs are eligible to an annual grant under each of these plans, and awards are allocated as follow:

STOCK OPTIONS	RESTRICTED SHARE UNITS	DEFERRED SHARE UNITS
40%	40%	20%

Stock Options

The number of options issued to each NEO varies as a percentage of the executive’s base salary divided by the fair value

(determined by application of the Black-Scholes option-pricing methodology; in past years CAE used a one year Black-Scholes valuation but as of the FY2013 grant a three-year average value was used to adjust for volatility) of an option at that time. Under the terms of the Employee Stock Option Plan (“ESOP”), the exercise price of the stock options is equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the day on which the options are granted. During FY2013, stock options were granted to the NEOs and other key employees of CAE and its subsidiaries. The number of outstanding options as well as the other elements of the Long-Term Incentive Program are taken into account by the HR Committee in determining how many new options may be granted in a fiscal year, CAE expenses the cost of stock option grants.

     As of June 13, 2013, the ESOP provides for the issuance of a maximum of 11,912,448 Common Shares upon exercise of options granted under it of which are not the subject of option grants (representing about 1.51% of all issued and outstanding Common Shares on such date). The ESOP permits option grants having a term of up to ten years. Options issued under the ESOP as at the end of FY2011 have a term of six years and those issued as of FY2012 have a term of seven years. An ESOP participant may not hold options on more than 5% (on an undiluted basis) of the issued and outstanding Common Shares from time to time. The number of Common Shares issued to insiders of CAE at any time under all security-based compensation arrangements cannot exceed 10% of the issued and outstanding Common Shares. The ESOP permits, at the discretion of the HR Committee, the surrender and cancellation without re-issue of an in-the-money option for cash equal to the fair market value of the share underlying the option less the option exercise price, in lieu of the share itself. Options are not transferable or assignable otherwise than by will or by operation of estate law.

     The ESOP defines a change of control of CAE as being a change in the beneficial ownership or control over the majority of the shares of CAE or the sale of all or substantially all of CAE’s assets. In such circumstance, accelerated vesting of all options issued under the ESOP would occur.

     The ESOP provides that its terms, as well as those of any option, may be amended, terminated or waived in certain stated circumstances. The ESOP specifies in what situations shareholder approval is required for certain types of amendments to the ESOP. Additionally, the HR Committee has the authority, in accordance with and subject to the terms of the ESOP, to amend, suspend or terminate the ESOP or any option granted under the ESOP without obtaining shareholder approval in order to:

(a)

(i) amend any terms relating to the granting or exercise of Options, including the terms relating to the eligibility for (other than for non-executive Directors) and limitations or conditions on participation in the Plan, the amount and payment of the Option Price (other than a reduction thereof) or the vesting, exercise, expiry (other than an extension of the Termination Date except as contemplated in Section 6.06(4) of the Plan), assignment (other than for financing or derivative-type transaction purposes) and adjustment of Options, or (ii) add or amend any terms relating to the provision of financial assistance to Optionees, or of any cashless exercise features;

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COMPENSATION DISCUSSION AND ANALYSIS

(b)

amend the Plan to permit the granting of deferred or restricted share units under the Plan or to add or amend any other provisions which result in participants receiving securities of the Corporation while no cash consideration is received by the Corporation;

(c)	make changes that are necessary or desirable to comply with applicable laws, rules or regulations of any regulatory authorities having jurisdiction or any applicable stock exchange;
(d)	correct or rectify any ambiguity, defective provision, error or omission in the Plan or in any Option or make amendments of a "housekeeping" nature;
(e)	amend any terms relating to the administration of the Plan; and
(f)

make any other amendment that does not require shareholder approval by virtue of the Plan, applicable laws or relevant stock exchange or regulatory requirements; provided such amendment, suspension or termination (i) does not adversely alter or impair any previously granted Option without the Optionee's consent and (ii) is made in compliance with applicable laws, rules, regulations, by-laws and policies of, and receipt of any required approvals from, any applicable stock exchange or regulatory authorities having jurisdiction.

The ESOP provides for an option expiration date that, if the option expires during a CAE-imposed blackout period or within nine days thereafter, the term of the option may be the later of the original fixed expiration date, or 10 trading days after the date the blackout period ends if the original expiration date falls within, or within nine days after, a blackout period.

Equity Compensation Plan Information

	NUMBER OF SECURITIES TO	PERCENTAGE OF CAE’S	WEIGHTED-AVERAGE	NUMBER OF SECURITIES	PERCENTAGE OF CAE’S
	BE ISSUED UPON EXERCISE	OUTSTANDING	EXERCISE PRICE OF	REMAINING AVAILABLE FOR	OUTSTANDING SHARE
	OF OUTSTANDING OPTIONS	SHARE CAPITAL	OUTSTANDING	FUTURE ISSUANCE UNDER	CAPITAL REPRESENTED BY
		REPRESENTED BY SUCH	OPTIONS	EQUITY COMPENSATION	SUCH SECURITIES
		SECURITIES		PLANS (EXCLUDING SECURITIES
REFLECTED IN 1st COLUMN)
Employee Stock
Option Plan	7,311,967	2.81%	$10.2445	4,992,809	1.92%

The above chart is based on March 31, 2013 information. As of that date, the weighted average remaining contractual life for the outstanding options was 3.29 years. CAE’s only equity compensation plan is its shareholder-approved ESOP.

CAE’s burn rate in FY2013 – the ratio of options granted vs CAE’s issued and outstanding shares – was 0.68%.

Long-Term Incentive Deferred Share Unit Plans

Fiscal 2012 Plan

CAE adopted a Long-Term Incentive Deferred Share Unit Plan (“LTUP”) in FY2005 that, as amended from time to time, applies to all grants made thereafter. Determination of the number of units under the LTUP (“LTUs”) to be granted to a participant is made by dividing the dollar value of the LTU grant (a percentage of the participant’s base salary) by the weighted average price of Common Shares on the TSX on the five trading days preceding the date of grant approval. LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares. An LTU grant vests in 20% increments over five years, commencing one year after the date of grant. The LTUP was amended and restated in FY2009 to respect 409-A legislation for U.S. participants and related impact on the payment of DSUs under such plan, and was amended again in FY2012 to clarify the definition of retirement date.

Fiscal 2004 plan

In FY2004, CAE adopted a Long-Term Incentive Deferred Share Unit Plan (“FY2004 LTUP”) for executives of CAE and its subsidiaries to partially replace the grant of options under CAE’s ESOP. No FY2004 Long-Term Incentive Deferred Share Unit (“FY2004 LTUs”) have been granted by CAE since FY2004. All FY2004 LTUs are fully vested for remaining plan participants. FY2004 LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares.

Restricted Share Unit Plans

In FY2010, CAE adopted a performance-based Restricted Share Unit Plan (“RSUP”) for executives and senior management of

CAE and its subsidiaries. The RSUP helps ensure that CAE executives’ long-term incentive compensation includes an

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COMPENSATION DISCUSSION AND ANALYSIS

element directly based on the market performance of Common Shares. Determination of Restricted Share Units (RSUs”) to be granted to a participant is made by dividing the dollar value of the RSU grant (a percentage of the participant’s base salary) by the weighted average market price of the Common Shares on the TSX on the five trading days preceding the date of grant approval. An RSU is equal in value to one Common Share of CAE.

RSUs granted pursuant to the RSUP in FY2010 vest three years from the date RSUs were granted, as follows:

1. 100% of the units, if the average closing price of the Common Shares during the last 20 trade days of CAE’s fiscal year has appreciated by a minimum annual compounded growth equal to the Bank of Canada 10-year risk-free rate of return on the grant date plus 3.5% over the vesting period; or 2. 50% of the units, if the average closing price of the Common Shares during the last 20 trade days of CAE’s fiscal year has met or exceeded the performance of the Standard & Poor Aerospace and Defence Index (“S&P ADI”), adjusted for dividends, over the vesting period.

RSUs granted as of FY2011 pursuant to the 2011 RSUP vest over the three years as follows:

1.	A target rate of 1/6th of the granted units for each of the three years subject to the attainment (or not) of the TSR Relative Performance (shown below) for each of the three years; and
2.	A target rate of 1/2 of the granted units at the end of the third year subject to the attainment (or not) of the TSR Relative Performance over the three-year period.

The TSR Relative Performance means relative annual performance of CAE’s Total Shareholder Return vs. the Total Shareholder Return of the S&P ADI for the given period. Depending on the TSR Relative Performance, the target rate of granted units will be multiplied by the factors indicated in the following table:

ANNUAL TSR RELATIVE PERFORMANCE	FACTOR
1st Quartile (0-25th percentile)	0%
2nd Quartile (26th – 50th percentile)	50% - 98%
3rd Quartile (51st – 75th percentile)	100% - 148%
4th Quartile (76th – 100th percentile)	150%

Vesting between the S&P ADI Performance quartiles is pro-rated on a linear progression from 0% to 150% for performance commencing in the second quartile and until reaching the fourth quartile. RSUP participants are entitled to receive their vested RSUs at the average fair market value for the 20 trading days preceding the final vesting date of the grant.

Deferred Share Unit Plan

CAE has a Deferred Share Unit Plan (“DSUP”) for executives under which an executive may elect to receive any cash incentive compensation in the form of Deferred Share Units (“DSUs”). The Plan is intended to enhance CAE’s ability to promote a greater alignment of interests between executives and the CAE shareholders, as well as to provide an alternate avenue for attaining prescribed share ownership levels for executives. A DSU is equal in value to one Common Share of CAE. The units are issued on the basis of the average closing board lot sale price per share of Common Shares on the TSX during the last 10 days on which such shares traded prior to the date of issue. The DSUs also accrue dividend equivalents payable in additional units in an amount equal to dividends paid on Common Shares. Upon or within a defined period following termination of their employment, DSU holders are entitled to receive the fair market value of the equivalent number of Common Shares.

PENSION, BENEFITS AND PERQUISITES

Pension Benefits

In Canada, eligible employees participate in the Retirement Plan for Employees of CAE Inc. and Associated Companies. Vice President level and higher executives participate in the Pension Plan for Designated Executive Employees of CAE Inc. and Associated Companies (the “Designated Pension Plan”), and in the Supplementary Pension Plan of CAE Inc. and Associated Companies (the “Supplementary Pension Plan”). The Designated Pension Plan is a defined benefit plan to which only CAE

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COMPENSATION DISCUSSION AND ANALYSIS

contributes. Pensions payable under the Supplementary Pension Plan are paid directly by CAE. See “Executive

Compensation – Pension Plan Benefits” for details about the value of the accrued benefit to each of the NEOs. Except as discussed in “Change in Control Contracts” below, CAE does not generally grant extra years of credited service under its pension plans. Receipt of pension benefits under the Supplementary Pension Plan is conditional upon the compliance with a non-competition and non-solicitation clause.

Employee Stock Purchase Plan Benefits

Under the CAE Employee Stock Purchase Plan, employees and officers may make a contribution towards the purchase of Common Shares of up to 18% of their base salary. Under the plan, CAE makes a matching contribution on the first $500 contributed and contributes $1 for every $2 on additional employee contributions, to a maximum of 3% of the participant’s base salary.

Change in Control Contracts

CAE is a party to agreements with nine executive officers, including the NEOs, pursuant to which such executives are entitled to termination of employment benefits following a change of control of CAE where the executive’s employment is terminated without cause within two years following the change of control. See “Executive Compensation – Termination and Change of Control Benefits” for a summary of the impact of various events on the different compensation programs for the NEOs and details about the approximate incremental value that could be realized by a NEO following termination or a change of control event.

Perquisites

Flexible perquisites give executives a cash allowance to provide for certain benefits, including car benefits, club membership, home office, personal legal and tax advice and a health care spending account (refer to “All Other Compensation” footnotes in the summary compensation table).

Executive Share Ownership Requirements

Under CAE’s share ownership policy, each key executive is expected to own a minimum number of Common Shares and/or units under the DSUP and/or LTUP. The value of the required holding in Common Shares and/or units under the DSUP and

LTUP represents 500% of the CEO’s annual salary, 250% for the Group Presidents and the CFO and 200% of other CEO-reporting executives’ annual salary. The required holding may be acquired over a five-year period from the date of hire or promotion into the executive position. In addition, for each option exercise, the CEO has agreed to, and the Group Presidents and CFO must, retain ownership or control over CAE Shares for a value equal to 25% of the net profits realized on such option exercise for the duration of their employment with CAE. This policy encourages all key executives to hold a meaningful ownership interest in CAE to further align management and shareholder interests.

     As of March 31, 2013, all of the NEOs held CAE shares and/or units under the DSUP and LTUPs valued in excess of the ownership policy except for Mr. Parent, Mr. Lefebvre and Mr. Colabatistto, who are in the process of acquiring their respectiveshare ownership amounts; the amount was stipulated for Mr. Parent upon his appointment as CEO in October 2009, for Mr. Lefebvre upon his appointment as CFO in May 2011 and for Mr. Colabatistto upon his appointment as Group President, Military Simulation Products, Training and Services in June 2012. The table below sets forth the number and value of shares/units held, the value of shares/units required to meet the ownership guidelines, and the value of shares/units held as a multiple of the NEO’s base salary.

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			COMPENSATION DISCUSSION AND ANALYSIS
NAMED EXECUTIVE OFFICER	NUMBER OF	NUMBER OF	VALUE OF	VALUE REQUIRED	VALUE HELD AS
	VESTED DSUs HELD	SHARES HELD	SHARES/UNITS HELD	TO MEET GUIDELINES	MULTIPLE OF SALARY
M. Parent	170,572	51,899	$2,209,137	$4,125,000	2.7
S. Lefebvre	21,672	21,785	$431,528	$850,000	1.3
J. Roberts	260,585	42,238	$3,007,032	$1,307,500	5.7
G. Colabatistto	-	2,138	$21,230	$962,500	0.1
N. Leontidis	144,929	26,296	$1,700,264	$693,000	4.9

     As per the terms of the DSUP and LTUP, the rights and interests of a plan participant in respect of the units held in such participant’s account are not transferable or assignable other than for specific cases of legal succession. CAE does not favor monetization transactions pertaining to DSU and LTUs held by its executives. Any such proposed transaction must be pre-approved by the CFO and the Vice-President Legal, General Counsel and Corporate Secretary, and none have been so notified or approved.

Risk Mitigation

     CAE’s executive compensation program incorporates long-standing elements that help ensure that our compensation practices do not encourage inappropriate risk-taking. For example (see also “Compensation Elements” above for other elements of risk mitigation):

  our mix of short, medium and longer-term compensation encourages CAE executives to take a balanced view and mitigates against excessive risk-taking or behaviour that is too conservative;

  at target, between 16-22% of a NEO’s total compensation (base salary, target STIP + actual LTIP) is tied to short- term results (annual short term incentive award), while 50-60% is tied to long-term incentives (DSUs, RSUs and options);

  the annual short-term incentive award for a NEO is directly linked to, and determined by, overall corporate financial performance (as measured by the CEO’s financial targets) and individual performance – so a NEO cannot reap an outsize reward based only on his/her own performance against financial or other targets;

  LTIP awards are subject to CAE’s claw-back policy for our executives such that CAE may seek repayment of long term incentive compensation for years in which financial results are restated as a result of omission, fraud or intentional misconduct.;

  the CEO has agreed to, and the CFO and the Group Presidents must, retain ownership or control over CAE shares equivalent in value to 25% of the net profits from any option exercise until their retirement or termination – this reduces the risk of short-term maneuvers designed to temporarily lift the CAE share price, as such NEOs typically will have more at risk based on their share ownership and other LTIP components than on any one-time option exercise;

  the annual short-term incentive award payout can be zero, if minimum threshold levels of corporate and individual performance are not met, and are capped at 200 per cent where corporate and individual performance objectives are exceeded, to prevent excessive payouts and to act as a disincentive against excessive risk-taking;

  CAE’s Corporate Policies & Procedures preclude individual executives from acting unilaterally without approval in the case of material transactions identified in those procedures; and

  CAE requires NEOs to own multiples of their annual base salary in CAE shares (see “Executive Share Ownership Requirements” above for details) – this discourages excessive short-term risk-taking given the executives’ exposure to the longer-term CAE share price movements through both their direct ownership and the LTIP elements they hold.

After considering the overall compensation program and taking into account both its knowledge of the past performance of the CAE management team and the nature of CAE’s various businesses, the HR Committee is not aware of any risks arising from CAE’s compensation policies and practices that would be reasonably likely to have a material adverse effect on CAE.

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COMPENSATION DISCUSSION AND ANALYSIS

Determination of the NEOs’ Compensation in 2013

PRESIDENT AND CEO

The salary of the President and Chief Executive Officer (“CEO”) is determined in accordance with CAE’s salary philosophy and policy, and is reviewed and approved annually by the independent members of the Board of Directors. Benchmark data demonstrates that the CEO’s total direct compensation (base salary, short-term and long-term incentives and other compensation) falls within CAE’s compensation policy. See also Appendix A, under “Compensation”.

Short-Term Incentive Awards Program

CAE has an executive short-term incentive program. See “Annual Short-Term Incentive Awards”. The short-term incentive program as it pertains to the President and CEO focuses on the attainment of pre-determined earnings per share, book to sales and ROCE targets at CAE’s consolidated level. The actual amount of any short-term incentive award to the CEO is determined based on a combination of the annual plan targets achievement level, key performance indicators and the discretion of the Board of Directors.

The CEO’s main targets and objectives for FY2013 and related results are set out below:

1.

Meet and exceed Short Term Incentive Plan financial objectives (75% of STIP target): Achieved year-over-year (‘‘YOY’’) increases in revenue (16%) and a positive Book-to-Sales ratio (1.07), with EPS and ROCE under target.

The following table illustrates the respective weights given to each FY2013 corporate financial performance target, as well as the actual results and possible payout:

	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACHIEVED	PAYOUT
BOOK-TO-SALES RATIO	25%	1.03	1.10	1.17	1.07	54%
RETURN ON CAPITAL	25%	10.75%	12.00%	13.25%	9.93%	0%
(ROCE)
EARNINGS PER SHARE[1]	50%	$0.67	$0.74	$0.82	$0.54	0%

WEIGHTED AVERAGE STIP						13%

1	If EPS target is not met, financial performance multiplier is limited to 100% on other corporate metrics.
	2.	Implement new customer go-to-market focused organization in Civil with stretch targets.
		a.	reorganized the Civil business under the Group President Civil into three separate P&L’s mirroring our customer segments;
		b.	Simulation Products Civil (SP/C), selling Simulators to Airlines and OEMs
		c.	Commercial Aircraft Training (CAT), selling Training and related services to Airlines
		d.	Business Aircraft and Helicopter Training (BAT/HAT), selling Training and related Services to Business and Helicopter customers
		e.	This re-organization enhanced our financial and customer focus.
	3.	Complete successful integration of Oxford with cost synergies achieved and revenue synergies identified and actioned:
		a.	Planned cost synergies exceeded by more than 20%;
b.

Revenue synergies have started to materialize, mainly through an increased share of wallet from our existing customers who have embraced CAE’s wider solutions offering involving crew resourcing services as well as ab- initio training; and

c.

CAE Parc Aviation, CAE’s crew resourcing business, has seen the number of aviation personnel under contract increase 17% this year, and enrollment at the Oxford flight training locations is up over 20%.

	4.	Improve OEM relationships: CAE reached agreement on a third party training license with Boeing. CAE signed an
		MOU	with COMAC (China), a development deal with AVIC (China) and an expanded authorized training agreement
		with	Bombardier.
	5.	Ensure effective transition in Military Leadership, achieve growth and better communicate Military’s business
		opportunities	in the current environment:
a.

The integration of Gene Colabatistto, an outside candidate, as group President Military has gone well. Gene has established a high level of credibility both within CAE as well as with external stakeholders;

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COMPENSATION DISCUSSION AND ANALYSIS

b.

Our growth objective was not met, mainly as a result of deteriorating defense market conditions, particularly in the US as a result of sequestration and in Europe as a result of drastic force structure reductions; and

c.	We developed and communicated to investors the investment thesis for the Military business.
6.

Achieve budget plan profitability and in excess of $100M of revenue in CAE’s New Core Market segments: We achieved our target of exceeding $100M Revenue ($112M achieved) and being profitable this year (6% margin achieved).

7.

Execute further costs savings plan, targeting a further $20M of savings beyond currently identified restructuring costs, including optimization of Global Engineering/Technology organization: Through focused cost savings efforts we achieved $23.7M of recurring cost savings.

8.

Communicate revitalized investment thesis to CAE stakeholders: Effectively communicated investment thesis and attracted and retained long-term oriented institutional shareholders and broadened ownership into US and UK markets (non-Canadian ownership up ~20%).

     The Board reviewed Mr. Parent’s achievements against each of these objectives in detail, and considered he had partially met one of his financial objectives as noted above, and he partially achieved his other performance objectives for FY2013. However, the CEO and his direct reports voluntarily made a decision to recommend to the HRC and the Board of Directors that they receive no annual short-term incentive payout so that the overall STIP pool for other CAE employees would be somewhat improved. The HRC and the Board of Directors accepted that recommendation. See “Compensation Discussion and Analysis – Elements of Compensation – Annual Short-Term Incentive Awards”.

Long-Term Incentive Awards Program

The CEO is eligible for stock option grants under the ESOP and to participate in both the LTUP and the RSUP, in the ratio of 40% options, 40% RSUs and 20% LTUs.

     In FY2013 Mr. Parent was granted 84,120 RSUs. The initial option grant received by Mr. Parent upon his appointment as CEO in FY2010 covered a three-year period and was equal to three times the maximum annual stock option grant value plus three times the maximum annual LTU grant value. As a result of his initial grant, no further options or LTUs were granted to Mr. Parent until the FY2014 annual long-term incentive grant. Mr. Parent’s package was designed to align his interests most closely with share value appreciation, and involved more risk to him given the three-year waiver of LTU grants. From FY2010 -FY2013, RSUs were granted annually to the CEO with a 40% weighting of his target LTIP value.

ALL OTHER NEOS

The total compensation of all other NEOs is determined in accordance with CAE’s salary philosophy and policy, and is reviewed and approved annually by the HR Committee of the Board of Directors upon recommendation of the CEO. Benchmark data demonstrates that the total direct compensation of NEOs (base salary, short-term and long-term incentive and other compensation) falls within CAE’s compensation policy and is generally between the median and the third quartile (75th percentile) of the comparator group reflecting the performance of the Corporation and these NEOs. The HR Committee also approves the short-term incentive bonus target and long-term incentive award target including the specific amount of options to be issued to the NEOs under the ESOP. For more details on the factors considered in the determination of NEOs’ compensation, including in respect of grants of option-based awards, see “Compensation Discussion and Analysis –Compensation Philosophy” and “Compensation Discussion and Analysis – Elements of Compensation”. See also Appendix A, under “Compensation”.

     Objectives for each of the NEOs have been set at the beginning of FY2013. All NEOs and other senior CAE executives share the same financial targets identified in the CEO’s Short Term Incentive Plan financial objectives (75% of STIP target). Additional targets for the NEOs included: Mr. Roberts:

  Did not achieve key Civil business unit financial objectives

  Achieved order intake target for Simulation Products, and Aviation Training orders of over $1.3 Billion

  Exceeded cost synergy targets with respect to the integration of Oxford Aviation Academy

  Deployed 16 simulators in support of CAE training network growth

Mr. Lefebvre:

  Provided leadership in FY2013 cost reduction initiatives

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COMPENSATION DISCUSSION AND ANALYSIS

  Delivered Enterprise Resource Planning project under budget and within timeline

  Led initiatives that resulted in improvements to receivables, cash collection and appropriate containment of CAPEX spending

  Closed on revolver facility extension and $350M private debt placement

Mr. Colabatistto

  Did not fully achieve order intake, revenue and operating income targets in a leadership transition year

  Fully implemented the Global Operating Model initiative and achieved target savings

  Positioned the business for opportunities globally with respect to training centres, products and services

  Established credibility with stakeholders and stabilized the business unit in a challenging environment

Mr. Leontidis

  Led successful Oxford Aviation Academy and Blue Phantom acquisitions

  Exceeded China civil simulator product order intake by 50% and developed strategic partnership with China Eastern Airlines

  Did not fully achieve Mining business financial objectives but grew revenue, and profit significantly

  Provided leadership in the continuing growth of our China Southern Airlines joint ventures

  Led strategic initiatives with respect to OEM relationships and CAE’s revamped strategic plan post-Oxford acquisition

     Not all details of all NEO targets have been disclosed due to the potential negative competitive prejudice to CAE of so doing. In addition to having been regularly reviewed by the CEO during the fiscal year, the NEOs’ performance against those objectives was also reviewed at the end of FY2013. The performance assessment was made by the CEO and reviewed in detail by the HR Committee. For FY2013, each of Messrs. Roberts, Lefebvre, Colabatistto and Leontidis was determined to have met, not fully achieved or exceeded his respective objectives. Notwithstanding the above, the CEO and his direct reports made a voluntary decision, which was subsequently endorsed by the Board of Directors, to receive no annual short-term incentive payout.

     The following table illustrates the various bonus targets and maximums for the NEOs. Bonus target and maximums, as well as the actual payout earned for FY2013, are expressed as a percentage of salary:

FUNCTION	TARGET	MAXIMUM	ACTUAL RESULT
	%	%	%
President & CEO	100	200	0
CFO	65	130	0
Group President Civil Simulation Products & Training Services	65	130	0
Group President, Military Simulation Products & Training Services	65	130	0
Former Group President, Military Simulation Products & Training Services	65	130	0
Executive Vice-President	55	110	0

Shareholder Return Performance Graph

The following graph compares the cumulative shareholder return of the Common Shares with the cumulative returns of each of the S&P/TSX Composite Index and the S&P Aerospace & Defense Index (an index of U.S. listed companies operating in CAE’s market sectors) for a five-year period commencing March 31, 2008.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF CAE INC. VS. S&P/TSX COMPOSITE INDEX AND S&P AEROSPACE & DEFENSE INDEX

	2008	2009	2010	2011	2012	2013
CAE Inc.	$100	$67	$88	$115	$93	$92
S&P/TSX Composite Index	$100	$68	$96	$116	$104	$111
S&P Aerospace & Defense Index	$100	$57	$104	$117	$121	$140

CAE INC. | 2013 | MANAGEMENT PROXY CIRCULAR 34

COMPENSATION DISCUSSION AND ANALYSIS

Assumes $100 invested in Common Shares traded on the Toronto Stock Exchange on March 31, 2008. Values are as at the last trading date during the month of March in the specified years and from the S&P/TSX Composite Total Return Index and S&P Aerospace & Defense Total Return Index, which assume dividend reinvestment.

PAY FOR PERFORMANCE LINKAGE

The following table compares the compensation of the NEOs with the return on CAE Common Shares and the above cumulative total return chart (April 1, 2008 to March 31, 2013) and using the NEOs’ total compensation disclosed under “Executive Compensation – Summary Compensation Table”.

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COMPENSATION DISCUSSION AND ANALYSIS

$200
$180
$160
$140
$120
$100
$80
$60
$40
FY2009
FY2010
FY2011
FY2012
FY2013
TSX
CAE
NEOs

The NEOs’ total compensation is not specifically based on the performance of CAE’s Common Shares on the TSX, due to the fact that: (i) base salaries are adjusted to reflect the NEOs’ respective scope of responsibilities, experience and contribution to CAE’s success, as well as the evolution of the Canadian and U.S. Group of Comparator Companies’ compensation practices; (ii) annual bonuses are awarded based on the performance of CAE’s financial performance metrics that drive shareholder value; and (iii) LTIP grants are awarded as a percentage of base salary determined based on position level. In addition to CAE’s operational performance, the price of the Common Shares is affected by external factors beyond CAE’s and the NEO’s control. In FY2010, the NEO total compensation includes an overlap period between two CEOs, and the new CEO received a 3-year grant of options and DSUs, for which we have normalized for the purpose of this chart by spreading the value of that grant over its three-year term. In FY2012, Mr. Raquepas’ compensation was included up to May 26, 2011, excluding his termination benefits. In FY2013, Mr. Gagné’s compensation was included up to September 28, 2012, excluding his 3 additional years of service credited in the

SERP.

Pay for Performance Linkage	2013	2012	2011
Market Capitalization (as of March 31)	$2.582 billion	$2.642 billion	$3.310 billion
Return on equity	13.2%	18.2%	13.8%
Total shareholders return – three-year compounded annual growth rate	-1.8%	9.7%	5.2%
Diluted earnings per share	$0.54	$0.70	$0.66
Diluted earnings per share excluding restructuring	$0.74	$0.70	$0.66

     Given the significant weight put on the long term incentive awards and the nature of such awards, it is only with time that we can appreciate how effective is our pay-for-performance approach and that we can measure the alignment between the

CAE INC. | 2013 | MANAGEMENT PROXY CIRCULAR 36

COMPENSATION DISCUSSION AND ANALYSIS

NEOs’ compensation and the return earned by our shareholders. The following table compares for each year the NEOs’ total compensation, as presented historically, to the actual value realized over time.

		DISCLOSED	ACTUAL REALIZED
		COMPENSATION	COMPENSATION[2]
NAME AND PRINCIPAL POSITION	YEAR	LESS PENSION
		VALUE[1]	at March 28,2013
M. Parent	2013	$1,856,373	$930,212
	2012	$2,607,190	$1,771,576
President and Chief Executive	2011	$2,607,582	$1,708,435
Officer	2010	$6,697,262	$2,700,645
	2009	$2,312,696	$1,526,631
	2008	$2,148,875	$1,410,232
	Total	$18,229,978	$10,047,730
S. Lefebvre	2013	$976,096	$397,056
	2012	$979,543	$568,956
Chief Financial Officer	2011	$461,832	$369,081
	2010	$420,521	$414,775
	Total	$2,837,992	$1,749,868
J. Roberts	2013	$1,879,749	$642,568
	2012	$1,946,723	$1,058,143
Group President, Civil	2011	$2,135,401	$1,153,223
Simulation Products, Training	2010	$2,722,496	$2,669,522
and Services	2009	$2,241,068	$1,455,003
	2008	$2,170,272	$1,431,629
	Total	$13,095,709	$8,410,088
M. Gagné	2013	$980,928	$346,375
	2012	$1,509,811	$824,502
Former Group President, Military,	2011	$1,724,313	$1,548,883
Simulation Products, Training	2010	$1,317,467	$2,191,784
and Services	2009	$1,063,626	$800,081
	2008	$977,880	$744,457
	Total	$7,574,025	$6,456,081
N. Leontidis	2013	$916,391	$424,317
	2012	$1,059,153	$621,760
Executive Vice President, Strategy	2011	$1,039,653	$656,233
and Business Development	2010	$892,578	$875,110
	2009	$932,754	$674,557
	2008	$1,007,494	$763,666
	Total	$5,848,023	$4,015,642

1.	Sum of base salary, annual incentive paid, all other compensation, and the grant value of share-based and option-based awards during the fiscal year as disclosed in the Circular
2.

Sum of base salary, annual incentive paid, all other compensation, the option gain from any option exercise during the period, the payout value of RSUs, and the current market value of DSUs vesting during the year

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The first of the following tables provides a summary of compensation earned during the last three fiscal years ended March 31, 2013 by the Chief Executive Officer, the Chief Financial Officer, the three most highly compensated policy-making executives who served as executive officers of CAE or its subsidiaries as at March 31, 2013 and the former Group President, Military Simulation Products, Training and Services (collectively, “Named Executive Officers” or “NEOs”).

					NON-EQUITY INCENTIVE
					PLAN COMPENSATION

NAME AND PRINCIPAL POSITION	YEAR	SALARY SHARE-BASED		OPTION-	ANNUAL	LONG-TERM	PENSION	ALL OTHER	TOTAL
			AWARDS[1]	BASED	INCENTIVE	INCENTIVE	VALUE[4]	COMPENSATION[5] COMPENSATION
				AWARDS[2]	PLANS[3]	PLANS
		$	$	$	$	$	$	$	$
M. Parent	2013	817,500	926,161	0	0	0	514,000	112,712	2,370,373
President and Chief Executive	2012	770,833	835,614	0	900,900	0	431,000	99,843	3,038,190
Officer
	2011	714,167	899,147	0	900,000	0	396,000	94,268	3,003,582

S. Lefebvre	2013	333,333	386,640	192,400	0	0	222,000	63,723	1,198,000
Chief Financial Officer[6]
	2012	288,300	284,519	141,168	210,600	0	168,000	54,957	1,147,543

	2011	222,600	76,623	32,329	91,741	0	61,000	38,539	522,832

J. Roberts	2013	519,667	826,121	411,060	0	0	298000	122,901	2,177,749
Group President, Civil	2012	499,667	615,746	305,518	418,496	0	175,000	107,296	2,121,723
Simulation Products, Training
and Services	2011	479,167	810,300	345,653	393,664	0	153,000	106,617	2,288,401

G. Colabatistto[7]	2013	319,375	385,034	287,040	85,000	0	138,000	166,410	1,380,859
Group President, Military
Simulation Products & Training
services

M. Gagné[8]	2013	273,637	423,693	210,860	0	0	625,000	72,695	1,605,885
Former Group President,
Military, Simulation Products,	2012	426,667	475,876	236,318	296,244	0	217,000	74,706	1,726,811
Training and Services	2011	393,333	671,058	286,383	298,848	0	210,000	74,691	1,934,313

N. Leontidis	2013	343,750	328,534	163,540	0	0	218,000	82,067	1,135,891
Executive Vice President,	2012	327,368	302,969	150,510	209,633	0	121,000	68,673	1,180,153
Strategy and Business
Development	2011	312,191	316,274	134,974	213,408	0	85,000	62,806	1,124,653

1

Represents the value of share-based awards granted under the RSUP and the LTUP, which is determined based on the grant date fair value of the award in accordance with Canadian Institute of Chartered Accountants Handbook Section 3870. Note that actual value received, if any, will differ. The value of each LTU is based on CAE’s weighted average share price on the five trading days immediately preceding the the grant date. The value of each RSU is evaluated using stochastics simulations of share price performance, and is based on CAE’s closing share price on the date of grant, depending on the grant’s performance criteria, in accordance with the following assumptions. This adjusted Black-Scholes model method is used in order to correctly measure the specific provisions of the RSUP. The Black-Scholes model is well-known and accepted, and the industry has long used it to measure the value of RSUs due to its relative ease of use and the precision level it provides; it is implicit in the Black-Scholes model that the price of a share (and the change in the index value in the case of CAE’s LTI-DSUs) changes stochastically, meaning by a random process.

	2013	2012	2011
Expected volatility CAE	24.75%	36.13%	38.4%
Expected volatility index	19.16%	n/a	n/a
Risk-free interest rate	0.75%	2.25%	2.0%
Correlation CAE to index	0.40	n/a	n/a

2

Represents the value of option-based awards granted under the Employee Stock Option Plan, which is determined based on the grant date fair value of the award in accordance with Canadian Institute of Chartered Accountants Handbook Section 3870. Note that actual value received, if any, will differ. The value of each option is determined using the Black-Scholes model under the following assumptions:

	2013 - June	2013	- May	2012	2011
Dividend yield	1.64%	1.58%		1.28%	1.26%
Expected volatility	33.59%	33.62%		34.0%	35.3%
Risk-free interest rate	1.10%	1.31%		2.32%	2.38%
Expected option term	5	5		5	4
Black-Scholes Value	31.26%	31.26%		36.32%	35.29%

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

3

Represents the Short-Term Incentive Plan bonus earned in each fiscal year and paid in the first quarter of the following year. The amount shown for Mr. Colabatistto in 2013 includes a signing bonus in the amount of $85,000 to compensate for forfeiture of compensation at his prior employment.

4

The pension value shown corresponds to the compensatory value reported in the Defined Benefit Plan Table and includes the service cost and the impact of the increase in earnings in excess of actuarial assumptions. An amount of $535,700 is reflected in the compensatory change of Mr. Gagné due to three additional years of service credited in the SERP at the time of retirement.

5

All other compensation comprises other benefit expenses and allowances paid by CAE, and includes amongst others: car leases or allowances and car operating expenses; Health Spending Account; club memberships; and amounts paid in respect of the NEOs participation in the CAE Employee Stock Purchase Plan. For Mr. Parent, the amount shown in 2013 includes $16,708 in automobile expenses, a $24,525 employer contribution to the ESPP and $38,258 in dividend equivalents reinvested in LTI-DSUs. For Mr. Lefebvre, the amount shown in 2013 includes $22,694 in automobile expenses, a $10,000 employer contribution to the ESPP and $8,272 in dividend equivalents reinvested in LTI-DSUs. For Mr. Roberts, the amount shown in 2013 includes $26,588 in automobile expenses, a $15,590 employer contribution to the ESPP and $65,869 in dividend equivalents reinvested in LTI-DSUs. For Mr. Colabatistto, the amount shown in 2013 includes $8,595 in automobile expenses, a $7,950 employer contribution to the ESPP, $7,338 in dividend equivalents reinvested in LTI- DSUs, $64,167 in relocation costs and $55,841 as a cost of living allocation. 2013. For Mr. Gagné, the amount shown in 2013 includes $13,293 in automobile expenses, $10,934 in home office expenses, a $13,223 employer contribution to the ESPP and $22,267in dividend equivalents reinvested in LTI-DSUs. For Mr.

Leontidis, the amount shown in 2013 includes $25,147 in automobile expenses, a $10,313 employer contribution to the ESPP and $33,124 in dividend equivalents reinvested in LTI-DSUs.
6	Mr. Lefebvre was appointed CFO as of May 27, 2011.
7

Mr. Colabatistto was hired as Group President, Military Simulation Products & Training services as of June 4, 2012. The value of his option and share based awards reflect a special grant as of his date of hire distributed as 50% options and 50% LTUs.

8	Mr. Gagné retired on September 28, 2012.

SALARY

The salary earned by each of our NEOs in FY2013 is consistent with CAE’s compensation policies as discussed in “Compensation Discussion and Analysis – Elements of Compensation”.

RSU, LTU AND OPTION AWARDS

For a description of the applicable formulas in determining the grants of RSUs, LTUs and options under our Restricted Share Unit Plan, Long-Term Incentive Deferred Share Unit Plan and the ESOP, see “Compensation Discussion and Analysis – Restricted Share Unit Plan, Long-Term Incentive Deferred Share Unit Plans and Stock Options”.

ANNUAL INCENTIVE PLAN COMPENSATION

Amounts reported in the Summary Compensation Table under Annual Incentive Plan reflect the amounts paid pursuant to the Short-Term Incentive Plan in respect of FY2013. The amount of each NEOs’ award is 75% based on the officer’s award percentage, as determined by CAE’s attaining, or not, financial targets based on EPS, book to sales and ROCE targets, multiplied by the officer’s salary and 25% based on individual performance objectives. See “Compensation Discussion and Analysis – Annual Short-Term Incentive Awards” for further details.

Incentive Plan Awards

The following tables provide information relating to each option-based award and all share-based awards to the NEOs granted in FY2013, outstanding as at March 31, 2013, as well as the value vested or earned during FY2013 in respect of such incentive plan awards.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

EQUITY-BASED AWARDS GRANTED IN FY2013

NAME	AWARD TYPE		AWARD DATE	NUMBER OF		PAYOUT OR EXPIRATION	SHARE PRICE ON DATE	PERFORMANCE OR
				SECURITIES, UNITS OR		DATE	OF GRANT4	VESTING CONDITION
				OTHER RIGHTS

M. Parent	RSU[1]		28/05/2012	84,120		28/05/2015	10.20	Note 1
	LTU[2]		-	Nil		-		-
	Stock Option[3]		-	Nil		-		-
S. Lefebvre	RSU[1]		28/05/2012	24,000		28/05/2015	10.20	Note 1
	LTU[2]		28/05/2012	12,000		Termination	10.20	Note 2
	Stock Option[3]		28/05/2012	74,000		27/05/2019	10.20	Note 3
J. Roberts	RSU[1]		28/05/2012	51,280		28/05/2015	10.20	Note 1
	LTU[2]		28/05/2012	25,640		Termination	10.20	Note 2
	Stock Option[3]		28/05/2012	158,100		27/05/2019	10.20	Note 3
G. Colabatistto	RSU[1]	-	-	Nil	-	-		Note 1
	LTU[2]		04/06/2012	38,350		Termination	10.20	Note 2
	Stock Option[3]		04/06/2012	119,600		03/06/2019	10.20	Note 3
M. Gagné	RSU[1]		28/05/2012	26,300		28/05/2015	10.20	Note 1
	LTU[2]		28/05/2012	13,150		Termination	10.20	Note 2
	Stock Option[3]		28/05/2012	81,100		27/05/2019	10.20	Note 3
N. Leontidis	RSU[1]		28/05/2012	20,390		28/05/2015	10.20	Note 1
	LTU[2]		28/05/2012	10,200		Termination	10.20	Note 2
	Stock Option[3]		28/05/2012	62,900		27/05/2019	10.20	Note 3

1 Awards of RSUs under the performance-based RSUP (see Compensation Discussion & Analysis section for details). Under this plan, 1/6th of the granted units may vest, in May 2013, May 2014 and May 2015 respectively and 1/2 of the granted units may vest in May 2015, subject to CAE’s Total Shareholder Return
vs. the Total Shareholder Return of the S&P ADI (“TSR Relative Performance”) for the one-year or three-year period, as applicable. Depending on the TSR
Relative Performance, the target rate of granted units will be multiplied by 0% to 150% for performance commencing in the second quartile and until reaching the fourth quartile. Vested RSUs will be paid based on the average share price for the 20 trading days preceding the final vesting date of the grant.

2

Awards of deferred share units under the LTUP (see Compensation Discussion & Analysis section for details). Under this plan, vested units will be paid out following the termination of employment of the executive based on the Common Share price on that date. Units vest over five years’ time; accelerated vesting happens in limited circumstances (long-term disability, retirement, take over bid or death). Dividend equivalents are paid on FY2004 LTUs and LTUs in the form of incremental units.

3

Awards of stock options under the Employee Stock Option Plan (see Compensation Discussion & Analysis section for details). Under this plan options were granted with an exercise price equal to the weighted average price per Common Share on the TSX on the five trading days immediately preceding the grant date. At each of the first four anniversaries of the grant, 25% of the award vests and becomes exercisable.

4	The share price on grant date is equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the award.

OUTSTANDING SHARE-BASED AWARDS AND OPTION-BASED AWARDS
			OPTION-BASED AWARDS		SHARE-BASED AWARDS

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	OPTION EXERCISE PRICE[1]	OPTION EXPIRATION DATE	VALUE OF UNEXERCISED IN- THE-MONEY OPTIONS[2]	NUMBER OF SHARES OR UNITS OF SHARES THAT HAVE NOT VESTED[3]	MARKET OR PAYOUT VALUE OF SHARE-BASED AWARDS THAT HAVE NOT VESTED [4]	MARKET OR PAYOUT VALUE OF VESTED SHARE- BASED AWARDS NOT PAID OUR OR DISTRIBUTED[5]
	#	$		$	#	$	$
M. Parent	1,465,400	7.60	11/08/2015	3,414,382
	189,600	7.29	18/05/2015	500,544
	117,800	13.18	19/05/2014	–
	96,640	14.10	03/06/2013	–
	Total			3,914,926	146,019	1,449,968	2,353,281
S. Lefebvre	74,000	10.20	27/05/2019	–
	40,800	12.65	24/05/2018	–
	12,000	9.55	17/05/2016	4,560
	14,200	7.29	18/05/2015	37,488
	10,800	13.18	19/05/2014	–
	8,740	14.10	03/06/2013	–
	Total			42,048	53,145	527,732	244,858
J. Roberts	158,100	10.20	27/05/2019	–
	88,300	12.65	24/05/2018	–
	128,300	9.55	17/05/2016	48,754
	155,800	7.29	18/05/2015	411,312
	117,800	13.18	19/05/2014	–

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

1.

Pursuant to the terms of the plan, options under the ESOP granted before FY2009 were granted with an exercise price equal to the closing market price per Common Share on the TSX, in each case on the trading day immediately preceding the grant date and options under the ESOP granted since FY2009, were granted with an exercise price equal to the weighted average price of the Common Shares on the TSX on the five trading days immediately preceding the day on which the options are granted.

2.

Options are in-the-money if the market value of the Common Shares covered by the options is greater than the option exercise price. The value shown is equal to the excess, if any, of the Common Share closing price on March 28, 2013 ($9.93) over the option’s exercise price. The actual value realized will be based on the actual in-the-money value upon exercise of the options, if any. The options vest at 25% per year commencing one year after the date of grant.

3.	Represents the aggregate number of units that have not met all performance or employment conditions for payment.
4.	Payout value is established based on a Common Share closing price on March 28, 2013 ($9.93) for LTUs and based on values of $9.93 for RSU grants payable May 2014 and May 2015.
5.

Represents the portion of units under the LTUP that vested in the year and for which payment is deferred to the termination of employment and the portion of RSUs awarded in the last three fiscal years that have vested based on the one-year TSR Relative Performance of FY2011 (150%), FY2012 (56%) and FY2013 (0%) and the three-year TSR Relative Performance of FY2013 (64%).

INCENTIVE PLAN AWARDS – VALUE VESTED OR EARNED DURING THE YEAR

The following table shows the value that was vested or earned by Named Executive Officers during FY2013 in respect of incentive plans.

NAME	OPTION-BASED AWARDS –	SHARE-BASED AWARDS –	NON-EQUITY INCENTIVE
	VALUE VESTED DURING THE YEAR[1]	VALUE VESTED DURING THE YEAR[2]	PLAN COMPENSATION –
			VALUE EARNED DURING THE YEAR[3]
	$	$	$
M. Parent	1,074,842	544,181	0
S. Lefebvre	11,910	56,976	0
J. Roberts	130,207	484,508	0
G. Colabatistto	0	0	85,000
M. Gagné	85,060	318,363	0
N. Leontidis	43,881	178,345	0

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

1

This represents the value of potential gains from options that vested during FY2013. These generally include the portion of the options that were awarded in the last four fiscal years that vested in the year. The potential gains are calculated as the excess, if any, of the closing price of Common Shares on each of the option vesting dates in FY2013 over the exercise price. The actual value realized, if any, will differ and will be based on the Common Share price on the actual exercise date.

2

The value of share units that vested during FY2013 is calculated based on the closing price of Common Shares on each of the Long-Term Incentive Deferred Share Units Plan vesting dates and on March 31, 2013, the date of the performance result, for RSUs. These generally include the portion of units under the LTUP that were awarded in the last five fiscal years that vested in the year for which payment is deferred to the termination of employment and the portion of RSUs that will have vested on May 17, 2013 as the performance criteria was met.

.

Pension Arrangements

The NEOs and key executives are members of the Designated Pension Plan and the Supplementary Pension Plan. The Designated Pension Plan is a defined benefit plan to which only CAE contributes. The amounts payable under these arrangements are based on “average annual earnings” which are calculated on the basis of the 60 highest-paid consecutive months of base salary and short-term incentives.

     The Supplementary Pension Plan provides a pension benefit upon normal retirement at age 65 so that the total pensions payable under CAE’s pension arrangements will result in an annual pension equal to 2% of average annual earnings (being the five-year top average salary and actual short-term incentive compensation for non-CEO NEOs for each year of pensionable service, assuming no limitation on the amount paid from a registered pension plan imposed by Canadian tax legislation). The CEO’s short-term incentive compensation used for the purpose of determining his average annual earnings is the target bonus. His maximum annual pension benefit is limited to one million fifty thousand dollars. Executives may retire from the company from age 60 with full pension entitlement. The benefits listed in the table are not subject to deduction for social security or other offset amounts such as Canada Pension Plan or Québec Pension Plan amounts.

     Pensions payable under the Supplementary Pension Plan are paid directly by CAE. CAE is obligated to fund or provide security to ensure payments under the Supplementary Pension Plan upon retirement of the executive. CAE has elected to provide security by obtaining for retired executives letters of credit for a trust fund established for those executives who have retired. CAE has secured the NEO’s and certain key executives’ pension benefits by a letter of credit for a trust fund established for the executive.

     CAE does not generally grant extra years of credited service under its pension plans. Receipt of pension benefits under the Supplementary Pension Plan is conditional upon the compliance with a non-competition and non-solicitation clause.

DEFINED BENEFIT PLANS TABLE

The following table sets forth the credited years of pensionable service and the present value of the NEOs’ accumulated benefits as at March 31, 2013 under the Designated Pension Plan and the Supplementary Pension Plan in connection with retirement.

1

The change in benefit obligation that is compensatory includes the service cost and the increase in earnings in excess or below what was assumed. The service cost is the estimated value of the benefits accrued during the calendar year.

2

The change in benefit obligation that is not compensatory includes interest cost, change in assumptions and gains and losses other than for a difference in earnings and the increase in the discount rate used to value the pension plans which decreased the accrued obligation.

3

The present values of the accumulated benefits reported in the above table are calculated in accordance with the assumptions used for financial reporting purposes. See Note 15 to CAE’s consolidated financial statements for the fiscal year ended March 28, 2013. The total present value of accumulated benefits in our financial statements is calculated in accordance with Canadian GAAP.

4

An amount of $535,700 is reflected in the compensatory change of Mr. Gagné due to three (3) additional years of service credited in the SERP at the time of retirement under an agreement to stay on for a protracted transition to ensure a good handover to his successor.

For additional information about the Designated Pension Plan and the Supplementary Pension Plan, see “Compensation Discussion and Analysis – Termination and Change of Control Benefits”.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Termination and Change of Control Benefits

PAYMENT ENTITLEMENTS UPON TERMINATION

The various compensation plans applicable to the NEOs also contain different provisions that apply upon termination of employment or change of control of CAE. CAE does not have a formal policy for providing severance payment in the case of termination of employment but may provide severance payments and benefits as required by law.

     CAE is a party to agreements with nine executive officers, including the NEOs, pursuant to which such executives are entitled to termination of employment benefits following a change of control of CAE where the executive’s employment is expressly or implied (constructive dismissal) terminated without cause within two years following the change of control. In such event, the executive is entitled to 24 months of annual compensation (salary, short-term incentive plan, bonus and benefits, payable as a lump sum), payment for long-term incentive deferred share units, the immediate vesting of supplementary credited service for the purposes of any pension or retirement income plans, vesting of all options which vest within two years from the date of the termination or resignation of the executive and extension of the exercise period for the options to permit the executive to exercise such options within the 24 months from the date of termination or resignation.

     A change of control for the above purposes is defined to include any event as a result of or following which any person beneficially owns or exercises control or direction over voting securities carrying 35% or more of the votes attached to all outstanding voting securities of CAE; certain events which result in a change in the majority of the Board of Directors; and a sale of assets to an unaffiliated party at a price greater than or equal to 50% of CAE’s market capitalization.

     The following is a summary of compensation that NEOs are entitled to receive upon the occurrence of specific events of termination.

COMPENSATION	RESIGNATION	INVOLUNTARY	RETIREMENT	CHANGE OF CONTROL[1]	TERMINATION
PROGRAMS		TERMINATION			FOR CAUSE

Annual Short-Term	Forfeit	Partial payment based on	Partial payment based on	Two times the greater of	Forfeit
Incentive		performance	performance	average three-year bonus or
target bonus
Stock Options	30 days to exercise 30 days to exercise vested		Exercise	All options become vested	30 days to
Vesting of 25% on each	vested options	options	vested options up to expiry		exercise vested
anniversary			date; unvested options		options
continue to vest and must
be exercised within 30
days following vesting
date
Restricted Share Units	All units are	Pro-rated units based on	All units will be paid out	All units become vested and	All units are
prior to 05/2010	forfeited	number of years worked will as scheduled subject to		payable at the closing price on	forfeited
Vesting of 100% at the		be paidout as scheduled	performance criteria	the change of control date
end of three years		subject to performance
criteria
Restricted Share Units	All units are	Vested units will be paid	All units will be paid out	Unvested units vest at the	All units are
from 05/2010	forfeited	out within 20 days	as scheduled subject to	greater of 100% and the	forfeited
Vesting of 1/6th on each			performance criteria	multiple resulting from the TSR
anniversary and ½ at the				Relative Performance as of the
end of three years				change of control date; all
vested units become payable at
the closing price on such date
Deferred Share Units	All units are	Vested units are paid out	All units become vested	All units become vested	All units are
Grants prior to 04/2004	forfeited				forfeited
Vesting of 25% on each
anniversary
Deferred Share Units	Vested units are	Vested units are paid out	All units become vested	All units become vested	Vested units are
Grants from 04/2004	paid out				paid out
Vesting of 20% on each
anniversary
Supplemental Pension	–	–	–	Immediate vesting and two	–
Plan				years of additional service in
case of termination[2]

Severance payments	– Severance amount[3] in case	– Severance amount[4] in case of	–
	of termination[2]	termination[2]

1

Change of control is defined in the Change of Control Agreements between CAE and each Named Executive Officer. A change of control may be triggered by a number of events, notably an acquisition by a person of 20% of CAE’s voting rights which is accompanied by a change in the composition of the Board, an acquisition by a person of 35% of CAE’s voting rights or an acquisition of shares representing half the equity of CAE. Compensation programs have various

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

definitions of change of control events with different impacts on compensation. The provisions illustrated in the above table are for specific events that would provide the maximum benefits to the executives.

2

Pursuant to the Change of Control Agreements between CAE and each Named Executive Officer, following a change of control, termination is defined as an involuntary termination that occurs within the first two years following the change of control.

3

In the event of involuntary termination when severance is payable, it will be determined at the time of termination, taking into consideration the appropriate factors and current state of legislation and jurisprudence. Mr. Parent’s severance entitlement on termination of employment other than for cause is two years’ salary plus target bonus, benefits and expenses. Mr. Parent would also be entitled to two year’s service credited to the Supplemental Pension Plan. The severance amount is undetermined for other NEOs.

4

The severance amount is equal to two times the sum of base salary, target bonus (or actual bonus averaged over the last three years, if greater), and the sum of the value of insurance benefits and perquisites provided to the executive.

AMOUNTS PAYABLE TO NEOS UPON SPECIFIED TERMINATION EVENTS

The following table sets forth estimates of the amounts payable to each of our NEOs upon specified events, assuming that each such event took place on March 28, 2013. The table does not quantify benefits under plans that are generally available to salaried employees and do not discriminate in favour of executive officers, including the Retirement Plan For Employees of CAE Inc. and Associated Companies, the ordinary DSU plan and the Employee Stock Purchase Plan. In addition, the table does not include the value of outstanding equity awards that have previously vested, such as stock options, which are set forth above in “Executive Compensation – Incentive Plan Awards”. For descriptions of the compensation plans and agreements that provide for the incrementals payments set forth in the following table, including our change in control agreements, see

“Compensation Discussion and Analysis – Elements of Compensation – Termination and Change of Control Benefits”.

	M. Parent	S. Lefebvre	J. Roberts	G. Colabatistto	N. Leontidis
	$	$	$	$
Involuntary Termination
Salary/Severance[1]	3,396,026	Undetermined[1]	Undetermined[1]	952,875	Undetermined[1]
LTUs	0	0	0	0	0
RSUs[2]	0	0	0	0	0
Options	0	0	0	0	0
Supplemental Plan	518,000	0	0	0	0
Total	3,914,026	0	0	952,875	0
Retirement	Non-Eligible	Non-Eligible	Non-Eligible	Non-Eligible	Non-Eligible
LTUs[3]
RSUs
Options
Supplemental Plan
Total
Termination Following
Change in Control
Salary/Severance	3,396,026	1,212,903	1,808,783	1,332,729	1,148,410
LTUs[4]	329,334	231,818	932,360	388,023	361,739
RSUs[5]	1,120,634	295,914	634,924	0	272,330
Options[6]	978,732	11,652	127,205	0	43,311
Supplemental Plan[7]	518,000	111,000	353,000	204,000	192,000
Total	6,342,726	1,863,287	3,856,272	1,924,752	2,017,790

1.

In the event of involuntary termination when severance is payable, it will be determined at the time of termination, taking into consideration the appropriate factors and current state of legislation and jurisprudence. Mr. Parent’s severance entitlement on termination of employment other than for cause is two years’ salary plus target bonus, benefits and expenses. Mr. Parent would also be entitled to two years’ service credited to the Supplemental Pension Plan. Mr Colabatistto’s severance entitlement on termination of employment other than for cause is 18 months’ salary plus target bonus.

2.

In the event of involuntary termination, termination of employment is deemed to have taken place on March 28, 2013. The RSU grants payable in May 2014 would be pro-rated for the number of full years worked from the grant date to the termination date and paid only if the performance criteria are met. As the payment is not accelerated and continues to be subject to performance conditions, as for all other participants, involuntary termination does not give rise to any incremental benefit and no value is presented herein.

3.

The LTU value has been calculated by multiplying the number of units that will vest after the retirement date, assuming retirement as of March 28, 2013, and which will be redeemable within the year following the year the executive left for retirement. Value was calculated at $9.93 which represents the closing price of CAE Common Shares on March 28, 2013.

4.

The LTU value has been calculated by multiplying the number of units that would have vested upon a change of control as of March 28, 2013, and which will be redeemable within the year following the year the executive’s employment is terminated. The value was calculated at $9.93, the closing price of CAE

Common Shares on March 28, 2013. Note that actual value will differ.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

5.

RSU value has been established by multiplying the number of units that would have vested upon a change of control as of March 28, 2013 by the March 28, 2013 closing price of CAE Common Shares of $9.93. Based on the Change of Control policy and since the TSR Relative Performance on March 28, 2013 was below median, 100% of the unvested units awarded in May 2011 and May 2012 would have become vested on such date. Note that actual value will differ.

6.

Options’ value has been calculated by multiplying the number of options that would have vestedupon a change of control as of March 28, 2013 by the March 28, 2013 closing price of CAE Common Shares of $9.93, less the applicable option exercise price. Note that actual value will differ.

7.

The Supplementary Pension Plan benefits set forth for each NEO reflect the incremental value of benefits for each termination event that exceeds the present value of benefits set forth in the “Pension Benefits” tables above. While none of the NEOs are eligible for retirement, it was assumed for this purpose that each NEO will retire at the age of 60.

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OTHER IMPORTANT INFORMATION

The management of CAE is aware of no business to be presented for action by the shareholders at the Meeting other than that mentioned herein or in the Notice of Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person (including any Director or executive officer) of CAE, any proposed Director of CAE, or any associate or affiliate of any informed person or proposed Director, had any material interest, direct or indirect, in any transaction since the commencement of CAE’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect CAE or any of its subsidiaries.

INDEBTNESS OF DIRECTORS AND EXECUTIVE OFFICERS

CAE does not offer its Directors or executive officers loans. CAE and its subsidiaries have not given any guarantee, support agreement, letter of credit or similar arrangement or understanding to any other entity in connection with indebtedness of

CAE’s Directors or executive officers.

SHAREHOLDER PROPOSALS

To propose any matter for a vote by the shareholders at an annual meeting of CAE, a shareholder must send a proposal to the

Vice President, Legal, General Counsel and Corporate Secretary at CAE’s office at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6 at least 90 days before the anniversary date of the notice for the previous year’s annual meeting. Proposals for CAE’s 2014 annual meeting must be received no later than March 17, 2014. CAE may omit any proposal from its proxy circular and annual meeting for a number of reasons under applicable Canadian corporate law, including receipt of the proposal by CAE subsequent to the deadline noted above.

REQUEST ADDITIONAL INFORMATION

CAE shall provide to any person or company, upon written request to the Vice President, Legal, General Counsel and Corporate Secretary of CAE at CAE Inc., 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6, telephone number 514-734-5779 and facsimile number 514-340-5530: 1. one copy of the latest Annual Information Form of CAE together with one copy of any document or the pertinent pages of any document incorporated by reference therein; 2. one copy of the 2013 Annual Report containing comparative financial statements of CAE for FY2013, together with the

Auditors’ Report thereon and Management’s Discussion and Analysis; and

3. one copy of this Circular.

All such documents may also be accessed on CAE’s web site (www.cae.com). Additional financial information is provided in

CAE’s comparative financial statements and Management’s Discussion and Analysis, or on SEDAR at www.sedar.com for the most recently completed financial year.

The contents and the mailing of this Circular have been approved by the Board of Directors of CAE.

Hartland J. A. Paterson (signed)
Vice President, Legal,
General Counsel and Corporate Secretary

Montréal, Québec
June 13, 2013

CAE INC. | 2013 | MANAGEMENT PROXY CIRCULAR 46

APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

As a Canadian reporting issuer with Common Shares listed on the Toronto Stock Exchange (TSX) and the New York Stock Exchange (NYSE), CAE’s corporate governance practices are required to meet applicable rules adopted by the Canadian Securities Administrators (CSA) and of the United States Securities and Exchange Commission (SEC), as well as provisions of the rules of the NYSE and of the Sarbanes-Oxley Act of 2002 (SOX). The Board and its Corporate Governance Committee continue to monitor governance practices in Canada and the United States, and to implement changes to CAE’s governance policies and practices as necessary to comply with any new rules issued by the CSA and other applicable regulatory authorities.

     Most of the NYSE’s corporate governance listing standards are not mandatory for CAE as a non-U.S. company, but CAE is required to disclose the significant differences between its corporate governance practices and the requirements applicable to United States companies listed on the NYSE. Except as summarized on CAE’s web site (www.cae.com), CAE is in compliance with the NYSE requirements in all significant respects. CAE also complies with those provisions of SOX and the rules adopted by the SEC pursuant to that Act that are currently applicable to CAE.

     CAE has for over 65 years maintained high standards of corporate governance. The Board believes that good corporate governance practices can contribute to the creation and preservation of shareholder value. The Governance Committee of the Board of Directors and CAE management continue to closely monitor all regulatory developments in corporate governance and will take appropriate action in response to any new standards that are established.

     The Board of Directors of CAE has determined that it is comprised of independent Directors, except for the CEO, as defined under the listing requirements of the NYSE and as described herein pursuant to the CSA rules, and taking into account all relevant facts and circumstances. The Board of Directors has a non-executive Chairman. With the exception of the Executive Committee of the Board, the CEO does not sit on Board Committees, and all Committees are composed of independent Directors only.

     Directors are informed of the business of CAE through, among other things, regular reports from the CEO, and reviewing materials provided to them for their information and review for participation in meetings of the Board of Directors and its Committees.

The Committees of the Board of Directors of CAE are:

  the Audit Committee (which held four meetings in FY2013; 95% aggregate Director attendance);

  the Executive Committee (which held one meeting in FY2013; 100% aggregate Director addendance);

  the Corporate Governance Committee (which held three meetings in FY2013; 95% aggregate Director attendance); and

  the HR Committee (which held five meetings in FY2013; 97% aggregate Director attendance).

During FY2013, the Board of Directors held ten meetings (93% aggregate Director attendance).

     Documents and information that are stated in this appendix to be available on CAE’s web site can be found at www.cae.com/en/investors/corporate.governance. In addition, any information located on the web site is also available in print to any shareholder upon request to the Corporate Secretary’s Department at the address set out in this Circular.

The Board of Directors

The Board of Directors of CAE is responsible for choosing CAE’s Chief Executive Officer and for supervising the management of the business and affairs of CAE, and its Committees have adopted mandates describing their responsibilities. The Board reviews, discusses and approves various matters related to CAE’s strategic direction, business and operations, and organizational structure, including the approval of acquisitions, dispositions, investments, and financings that exceed certain prescribed limits.

     The duties of the Board of Directors include a strategic planning process. This involves the annual review of a multi-year strategic business plan that identifies business opportunities in the context of the business environment and related corporate objectives, the approval of annual operating budgets and the examination of risks associated with CAE’s business.

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

     The Board of Directors oversees the identification of the principal risks of the business of CAE and the implementation by management of appropriate systems and controls to manage such risks. The Audit Committee reviews the adequacy of the processes for identifying and managing financial risk.

     In addition to fulfilling all statutory requirements, the Board of Directors oversees and reviews: (i) the strategic and operating plans and financial budgets and the performance against these objectives; (ii) the principal risks and the adequacy of the systems and procedures to manage these risks; (iii) the compensation and benefit policies; (iv) management development and succession planning; (v) business development initiatives; (vi) the communications policies and activities, including shareholder communications; (vii) the integrity of internal controls and management information systems; (viii) the monitoring of the corporate governance system; and (ix) the performance of the CEO. The Board acts in a supervisory role and expects management to be responsible for the day-to-day operations of CAE and to implement the approved corporate objectives and strategic business plan within the context of authorized budgets, specific delegations of authority for various matters, and corporate policies and procedures. Management is expected to report regularly to the Board of Directors in a comprehensive, accurate and timely manner on the business and affairs of CAE. Any responsibility that is not delegated to senior management or to a Committee of the Board remains with the Board of Directors. The Board regularly receives and considers reports and recommendations from its Committees and, where required, from outside advisors.

     Directors are expected to attend all Board and Committee meetings in person, although attendance by telephone is permissible in appropriate circumstances. Directors are also expected to prepare thoroughly in advance of each meeting in order to actively participate in the deliberations and decisions.

Composition and Independence of the Board

The Board has determined that 9 of the 10 nominees for election as Directors of CAE are independent within the meaning of National Instrument 58-101 – Disclosure of Corporate Governance Practices, National Policy 58-201 – Corporate Governance Guidelines and the NYSE governance rules; Mr. Parent (as CAE’s CEO) is not considered to be independent within that meaning. The Governance Committee does not believe that interlocking board membership of two CAE Directors (Mr. Manley and Ms. Stevenson are both directors of Canadian Imperial Bank of Commerce) impacts the ability of those Directors to act in the best interests of CAE.

Independent Directors' Meetings

The independent Directors met separately at each of the regularly scheduled quarterly meeting of the Board of Directors during FY2013 and at each meeting of the HR Committee and Audit Committee. At the Board meetings, the independent Directors’ meetings are chaired by the non-executive Chairman; at Committee meetings, by the Chairman of that Committee. The Board has access to information independent of management through the external and internal auditors, as well as independent compensation consultants and the possibility of independent legal counsel. The Board believes that sufficient processes are in place to enable it to function independently of management.

INDEPENDENT CHAIR

Mr. L. R. Wilson, the current non-executive Chairman of the Board, is responsible for ensuring that the Board of Directors discharges its responsibilities independently of management. Correspondence to the independent Directors may be sent to the attention of Mr. L. R. Wilson, at CAE’s address listed in this Circular.

The Board and its Committees are also able to retain and meet with external advisors and consultants.

BOARD SIZE

The Board of Directors is of the view that a board of ten to twelve members is conducive to efficient decision-making.

BOARD MANDATE

The Board, either directly or through its Committees, is responsible for the supervision of management of the business and affairs of CAE with the objective of enhancing CAE’s value.

     The Board Mandate, the text of which can be found in Appendix B of this Circular, sets out the responsibilities to be discharged by the Board.

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Position Descriptions

The position descriptions for the Chairman and the Committee Chairs are available on CAE’s web site (www.cae.com).

     The Committee Chair position description sets out the responsibilities and duties of the Chair of each Committee in guiding the Committee in the fulfillment of its duties.

     The position description for the President and Chief Executive Officer is developed with input from the CEO, and is approved by the Governance Committee and the Board of Directors. The description provides that the CEO is responsible for defining, communicating and implementing the strategic direction, goals and core values of CAE with a view to maximizing CAE’s value. It also provides that the CEO is accountable to the Board for, amongst other things, formulating and executing business strategies, overseeing CAE’s corporate governance structure and framework, building and maintaining a network of strategic relationships with business leaders, governmental officials and investors, developing and implementing a human resource strategy which develops leadership capabilities, and creating an organizational structure and culture that optimize and sustain high levels of performance.

     In addition, the HR Committee reviews corporate goals and objectives that the CEO is responsible for meeting each year, which are ultimately approved by the Board. The HR Committee also conducts an annual assessment of the CEO’s performance in relation to those objectives and reports the results of the assessment to the Board.

Orientation and Continuing Education

The Governance Committee is responsible for overseeing and making recommendations to the Board regarding the orientation of new Directors and to establish procedures for, and approve and ensure an appropriate orientation program for new Directors. New Directors meet with CAE executive officers, including the CEO and CFO, to discuss CAE's expectations of its Directors and to discuss CAE business and strategic plans. New Directors also review CAE's current business plan, detailed agendas and materials of previous Board meetings. New Directors of CAE receive a comprehensive reference manual containing all key corporate and Board policies, including the Code of Business Conduct and other relevant materials and executive briefing sessions. All directors have regular access to senior management to discuss Board presentations and other matters of interest. CAE management and the Governance Committee keep all Directors aware of major developments in corporate governance, important trends and new legal or regulatory requirements. The Board also receives presentations from senior management on CAE’s performance and issues relevant to the business of CAE, the industry and the competitive environment in which it operates.

     Although the Board has not adopted formal guidelines with respect to directors’ attendance at external continuing education programs, the Governance Committee is responsible for ensuring that CAE provides continuing education opportunities to existing directors. As such, the Governance Committee encourages CAE’s directors to attend conferences, seminars or courses whether they be industry-specific to CAE or whether relevant to fulfill their role as a director, the cost of which will be borne by CAE. In recognition of the rapidly changing technology and competitive environment and emerging markets in our business, the Board at regularly scheduled meetings requires management to provide an in-depth review of the business segments in which we operate, as well as our industry in general.

We have listed below samples of different training sessions attended by CAE’s Directors in the past year;

  Governance updates to the Governance Committee

  Legal updates on relevant compliance subjects

  Visits to Mining and Healthcare business centers

     Board members held one of the regularly-scheduled FY2013 Board meetings at a non-Canadian CAE location, and took that opportunity to meet the management of CAE’s Healthcare business unit. This exercise is planned to recur annually.

Compensation

The Governance Committee of the Board annually reviews the adequacy and form of compensation (cash or stock-based) received by Directors to ensure that the compensation received by the Directors is competitive and accurately reflects the risks and responsibilities involved in being an effective Director. The Committee reviews the level of compensation of CAE Directors using the same list of comparator companies as that adopted by the HR Committee for the Named Executive Officers (“NEOs”) (see “Compensation Discussion and analysis – Philosophy” for detailed list).

     As indicated above, the HR Committee reviews and approves the design and administration of all executive compensation and benefit plans and policies for CAE other than in respect of the CEO, whose compensation arrangements are reviewed and

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

approved by the Board of Directors based on recommendations from the HR Committee. The HR Committee is also responsible for the administration of CAE’s executive pension plans, the monitoring of CAE’s pension fund investments and for management development and succession planning. The HR Committee consists of L. N. Stevenson (Chairman), B. E. Barents, Paul Gagné, J. P. Manley, P. J. Schoomaker and L. R. Wilson, all of whom are determined by the Board of Directors to be independent Directors.

Ethical Business Conduct

CAE has a Code of Business Conduct that governs the conduct of CAE’s officers, employees, contractors and consultants, as well as a Board Member’s Code of Conduct that governs the conduct of CAE’s Directors. The Code of Business Conduct and the Board Member’s Code of Conduct are available on CAE’s web site (www.cae.com) and are also available in print to any shareholder upon request to the Vice President Legal, General Counsel and Corporate Secretary of CAE. See also “Committees – Governance Committee”. CAE uses Ethicspoint, a third-party whistleblower reporting service, to facilitate reporting of breaches of the Code of Business Conduct and any other misconduct. Apart from any individual reports the Board or HR and Audit Committees may receive from management or the whistleblower service, the Governance Committee receives an annual report from management on CAE’s management’s compliance with the Code of Business Conduct.

Committees

Each of the Committees of the Board of Directors is currently composed entirely of independent Directors, except the Executive Committee (two of the three members of which are independent Directors).

EXECUTIVE COMMITTEE

During the interval between meetings of the Board of Directors, the Executive Committee may, subject to any limitations which the Board of Directors may from time to time impose and limitations provided by statute and CAE’s by-laws, exercise all of the powers of the Board in the management and direction of the operations of CAE. The members of the Executive Committee are M. Parent, J.F. Hankinson and L. R. Wilson (Chairman).

     Current mandates for each of the Committees as well as CAE’s Corporate Governance Guidelines are available on CAE’s web site (www.cae.com) and are also available in print to any shareholder upon request to the Vice President Legal, General Counsel and Corporate Secretary of CAE.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee (“Governance Committee”) is responsible for reviewing the effectiveness of the Board and CAE’s corporate governance system. As part of this broad mandate, duties of the Governance Committee include:

(i)	reviewing with the Chairman of the Board on an annual basis the performance of the Board of Directors and its Committees;
(ii)	monitoring conflicts of interest, real or perceived, of both the Board of Directors and management and monitoring that

CAE’s Code of Business Conduct is implemented throughout CAE; (iii) reviewing methods and processes by which the Board of Directors fulfills its duties, including the number and content of meetings and the annual schedule of issues for the consideration of the Board of Directors and its Committees; (iv) reviewing the size and composition of the Board of Directors; (v) establishing selection criteria for Board members; (vi) evaluating the contribution of the Directors, and recommending annually to the Board of Directors the slate of Directors (including new nominees) for shareholder approval; (vii) assessing the adequacy and form of compensation of Directors; and (viii) reviewing and approving CAE’s donation policy. The Governance Committee uses the following process to select and nominate Directors; it identifies desirable skill sets, industry experience, relationships and other attributes that would assist the Board of Directors in the conduct of its responsibilities and also further CAE’s interests. Although the company has no formal retirement policy for its Directors, the Governance Committee reviews with the Chairman, CEO and other Directors possible candidates, including the existing members of the Board of Directors, which may meet some or all of such attributes. The Chairman and other Directors may then approach potential candidates not already serving as Directors to determine their availability and interest in serving on CAE’s Board, and will interview those interested to determine their suitability for nomination. The potential nomination of any new Director is then reviewed with other members of the Board of Directors before a final determination to nominate them is made. The Governance Committee is responsible for reviewing, reporting and providing recommendations for improvement to the Board with respect to all aspects of corporate governance including the effectiveness of the Board and its Committees. This Committee is responsible for the

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Statement of Corporate Governance Practices included in this Circular. The Governance Committee monitors best practices among major North American companies to help ensure CAE continues to meet high standards of corporate governance.

     The Governance Committee is also responsible for: providing the Board of Directors with an appropriate succession plan for Board members; providing an orientation program for new Board members; and monitoring compliance with the Board

Member’s Code of Conduct.

     The Governance Committee oversees a system that enables an individual Director to engage an outside advisor at the expense of CAE in appropriate circumstances. All Committees may engage outside advisors at the expense of CAE.

     The members of the Governance Committee of the Board are J.F. Hankinson (Chairman), H. G. Emerson, M. M. Fortier, E.R. Jayne, R. Lacroix, and L. R. Wilson, all of whom are independent Directors.

AUDIT COMMITTEE

The Audit Committee is responsible for the oversight of the reliability and integrity of accounting principles and practices, financial statements and other financial reporting, and disclosure practices followed by management. The Audit Committee has oversight responsibility for the establishment by management of an adequate system of internal controls and the maintenance of practices and processes to assure compliance with applicable laws.

     SEC rules require CAE to disclose annually whether its Board of Directors has determined that there is at least one “Audit Committee financial expert” on its Audit Committee, and if so, the name of the Audit Committee financial expert. The rules define an “Audit Committee financial expert” to be a person who has:

  an understanding of financial statements and, in the case of CAE, Canadian generally accepted accounting principles;

  the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by CAE’s financial statements, or experience actively supervising one or more persons engaged in such activities;

  an understanding of internal controls and procedures for financial reporting; and

  an understanding of Audit Committee functions.
  One Audit Committee member, Mr. P. Gagné, has been determined by the Board to be an Audit Committee financial expert.

In addition the Board, in its judgment, has determined that each other member of the Audit Committee is financially literate. The SEC rules also require that each member of Audit Committee be independent. In order to be considered independent for these purposes, a member may not, other than in his capacity as a member of the Audit Committee, the Board of Directors or any other Committee:

  accept any consulting, advisory or other compensatory fee from CAE or any subsidiary thereof; or

  be an affiliated person of CAE or any subsidiary thereof.
  The Board has determined that all of the Audit Committee members are “independent” as defined by the SEC and

NI 58-101 and NP 58-201.

     The Audit Committee reviews, reports, and where appropriate, makes recommendations to the Board of Directors on: (i) the internal audit plan and the adequacy of the system of internal controls; (ii) the external audit plan, the terms of engagement and fees and the independence of the external auditors; (iii) the adequacy of the processes for identifying and managing financial risk; (iv) the integrity of the financial reporting process; and (v) material public financial documents of CAE, including the annual and interim consolidated financial statements, the interim Management’s Discussion and Analysis, the Annual Information Form and Management’s Discussion and Analysis contained in the annual report.

     The Audit Committee has oversight responsibility for the qualifications, independence and performance of the external auditors, any non-audit engagements given to the external auditors and the maintenance of practices and processes to assure compliance with applicable laws. The Audit Committee reviews the independence of the external auditors and confirms to the Board the independence of the external auditors in accordance with applicable regulations.

     The external auditors are accountable to the Audit Committee and to the Board as representatives of the shareholders. The Audit Committee meets regularly, without management present, with the internal auditors and external auditors to discuss and review specific issues as appropriate.

The Audit Committee consists of P. Gagné (Chairman), J. A. Craig, H. G. Emerson, J. P. Manley, and K. B. Stevenson.

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APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

HUMAN RESOURCES COMMITTEE

The HR Committee reviews and approves the design and administration of all compensation and benefit plans and policies for the company other than in respect of the President and CEO, whose compensation arrangements are reviewed and approved by the Board of Directors based on recommendations from the HR Committee. In the execution of its mandate, the HR

Committee works closely with such executives, employees and/or external independent consultants, as necessary to cover all compensation matters and with a view to balancing the interests of the shareholders with the company’s ability to attract, retain and appropriately reward its executives. The HR Committee is also responsible for the administration of the company’s executive pension plans, the monitoring of the company’s pension fund investments and for management development and succession planning. The HR Committee produces the compensation discussion and analysis report included as part of CAE’s annual management proxy circular.

     The Board has determined that all of the HR Committee members are “independent” as defined by the SEC and NI 58-101 and NP 58-201.

     The HR Committee consists of L. N. Stevenson (Chairman), B. E. Barents, Paul Gagné, J. P. Manley, P.J. Schoomaker and L. R. Wilson.

Assessment of Directors

The Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Directors.

     The Governance Committee annually assesses and provides recommendations to the Board on the effectiveness of the Committees and the contributions of the Directors. The Committee surveys Directors annually to provide feedback on the effectiveness of the Board and its Committees. The Governance Committee may then recommend changes based upon such feedback to enhance the performance of the Board and its Committees.

Communication Policy

The disclosure policy and procedures of CAE are reviewed periodically by the Board of Directors. The objectives of the policy include continuing to ensure that communications of material information to investors are timely and accurate and are broadly disseminated in accordance with all applicable securities laws and stock exchange rules. CAE’s internal Disclosure Committee, comprised of the Chief Financial Officer, the General Counsel, the Vice President, Public Affairs and Global Communications and the Vice President, Investor Relations and Strategy, reviews all quarterly and annual Management

Discussion & Analysis of CAE’s results as well as the interim and annual financial statements, the related press releases and other public disclosures by CAE. CAE has a Global Communications and an Investor Relations department that respond to investor inquiries. CAE’s transfer agent, Computershare Trust Company of Canada, has a toll-free number (1-800-564-6253) and web site (www.computershare.com) to assist shareholders. Shareholders may also send comments via e-mail to investor.relations@cae.com. In addition, CAE provides information on its business on CAE’s web site (www.cae.com) and its filing with the Canadian securities regulators and the SEC can be accessed at www.sedar.com and www.sec.gov/edgar respectively.

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APPENDIX B – BOARD OF DIRECTORS’ MANDATE

CAE Inc. Board of Directors’ Responsibilities

Management is responsible for the management of the Company. The Board is responsible for the stewardship of the Company and for monitoring the actions of, and providing overall guidance and direction to management. In fulfilling its mandate, the Board shall, among other things:

Mandate

The Board shall act in the best interest of the Company.

Committees

The Board will maintain an Audit Committee, a Human Resources Committee and a Corporate Governance Committee, each comprised entirely of independent Directors. The Board may also maintain an Executive Committee. The Board may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board's responsibilities that may be lawfully delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee. The independent Directors will periodically, as they see fit, hold meetings without management.

Strategy

The Board will maintain a strategic planning process and annually approve a strategic plan that takes into account, among other things, the opportunities and principal risks of the Company's business. The Board also supervises management in the implementation of appropriate risk management systems. Separately from the strategic plan, the Board also approves an annual budget for financial performance.

Corporate Governance

Corporate governance issues are the responsibility of the full Board. This includes the disclosure thereof in the Company's annual report and management proxy circular.

     The Board periodically reviews a Disclosure Policy for the Company that, inter alia, addresses how the Company shall interact with shareholders, analysts and the public and covers the accurate and timely communication of all important information. The Company communicates with its stakeholders through a number of channels including its web site, and they in turn can provide feedback to the Company in a number of ways, including e-mail.

     The Board, through its Audit Committee, monitors the integrity of the Company's internal controls and management information systems.

     The Board, through its Governance Committee, regularly reviews reports on compliance with the Company’s Code of Business Conduct and ethical practices.

The Board periodically reviews Company policies with respect to decisions and other matters requiring Board approval.

Audit, Finance and Risk Management

The Board authorizes the Audit Committee to assist the Board in overseeing:

(i)	the integrity and quality of the Company's financial reporting and systems of internal control and risk management;
(ii)	the Company's compliance with legal and regulatory requirements;
(iii)	the qualifications and independence of the Company's external auditors; and
(iv)	the performance of the Company's internal accounting function and external auditors.

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APPENDIX B – BOARD OF DIRECTORS’ MANDATE

SUCCESSION PLANNING

The Board develops, upon recommendation of the Human Resources Committee, and monitors a succession plan for senior officers of the Company.

Oversight and Compensation of Management

The Board considers recommendations of the Human Resources Committee with respect to:

(i)	the appointment and compensation of senior officers of the Company at the level of Vice President and above;
(ii)	the compensation philosophy for the Company generally;
(iii)

the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase, deferred share unit, restricted share unit or other similar plans, in which officers are or may be eligible to participate, and;

(iv)	the Company's retirement policies and special cases.

The Board communicates to the CEO and periodically reviews the Board's expectations regarding management's performance and conduct of the affairs of the Company. The Board also periodically reviews the CEO’s position description and objectives and his performance against these objectives.

Environmental and Safety Matters

The Board approves Health & Safety and Environmental policies and procedures and reviews any material issues relating to environmental and safety matters and management's response thereto.

Directors’ Qualifications, Compensation, Education and Orientation

The Board, through the Corporate Governance Committee, develops a process to determine, in light of the opportunities and risks facing the Company, what competencies, skills and personal qualities are required for new Directors in order to add value to the Company while ensuring that the Board is constituted of a majority of individuals who are independent.

     The Board, through the Corporate Governance Committee, develops a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its Committees and the contributions that individual Directors are expected to make, and develops a program of continuing education if needed for Directors.

     The Board considers recommendations of the Corporate Governance Committee with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director of the Company.

Assessment of Board and Committee Effectiveness

The Board considers recommendations of the Corporate Governance Committee for the development and monitoring of processes for assessing the effectiveness of the Board, the Committees of the Board and the contribution of individual Directors, which assessments shall be made annually. These results are assessed by the Chairman of the Board and/or the Chairman of the Corporate Governance Committee and are reported to the full Board, which decides on actions deemed necessary, if any. The number of Directors permits the Board to operate in a prudent and efficient manner.

Pension Plans

The Board is responsible for overseeing the management of the Company’s pension plans and does this through its Human

Resources Committee.

Outside Advisers

Directors may hire outside advisers at the Company’s expense, subject to the approval of the Chairman of the Board, and have access to the advice and services of the Company’s Secretary, who is also the Vice President, Legal and General Counsel.

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APPENDIX C - GENERAL BY-LAW AMENDMENT

A CAE General by-law amendment adding new section 10.14 relating generally to the advance notice requirements for the nomination of directors of CAE INC. (the “Corporation”)

10.14 NOMINATIONS OF DIRECTORS

1.

Subject only to the Canada Business Corporations Act (the “Act”) and the articles, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation (the “Board”) may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Such nominations may be made in the following manner:

	a.	by or at the direction of the Board, including pursuant to a notice of meeting;
b.

by or at the direction or request of one or more shareholders of the Corporation pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of meeting of the shareholders of the Corporation made in accordance with the provisions of the Act; or

c.

by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice provided below in this section 10.14 and on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this section 10.14.

2.

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation at the principal executive offices of the Corporation.

3.	To be timely, a Nominating Shareholder’s notice to the Corporate Secretary of the Corporation must be made:
a.

in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement (the “Notice Date”) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

b.

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

c.

In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

4.	To be in proper written form, a Nominating Shareholders’ notice to the Corporate Secretary of the Corporation must set forth:
a.

as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Corporation

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APPENDIX C – GENERAL BY-LAW AMENDMENT

which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and

b.

as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below).

The Corporation may require any proposed director nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed director nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder of the Corporation’s understanding of the independence, or lack thereof, of such proposed director nominee.

5.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this section 10.14; provided, however, that nothing in this section 10.14 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of the Corporation of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

6.	For purposes of this section 10.14:

	a.	“public announcement” shall mean disclosure in a press release reported by a national news service in
Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and

b.

“Applicable Securities Laws” means the applicable securities legislation of each relevant province of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province of Canada.

7.

Notwithstanding any other provision of this section 10.14, notice given to the Corporate Secretary of the Corporation may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Corporate Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the aforesaid address) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Corporate Secretary of the Corporation at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Montreal time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

8.	Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this section 10.14.

Adopted by the board of directors on June 13, 2013.

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